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                                                                   Exhibit 10.1

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG

                        GLENWOOD REGIONAL MEDICAL CENTER,
                         GLENWOOD HEALTH SERVICES, INC.,
                         HOSPITAL SERVICE DISTRICT NO. 1
                 OF THE PARISH OF OUACHITA, STATE OF LOUISIANA,

                  IASIS GLENWOOD REGIONAL MEDICAL CENTER, L.P.

                                       AND

                              IASIS HEALTHCARE LLC

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                                TABLE OF CONTENTS

ARTICLE 1. TRANSFER OF ASSETS.............................................    1
   SECTION 1.1   Sale of Assets...........................................    1
   SECTION 1.2   Excluded Assets..........................................    3
   SECTION 1.3   Assumption of Liabilities................................    4
   SECTION 1.4   Liabilities Not Assumed..................................    5
   SECTION 1.5   Purchase Price; Net Working Capital Adjustment; Accounts
                 Receivable Adjustment....................................    7
   SECTION 1.6   Closing..................................................   10
   SECTION 1.7   Tax Allocation...........................................   10
   SECTION 1.8   Prorations...............................................   10
ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLERS......................   10
   SECTION 2.1   Organization, Qualification, Corporate Power and
                 Authority................................................   11
   SECTION 2.2   Ownership of GHS, Seller JV Entities.....................   11
   SECTION 2.3   No Breach................................................   12
   SECTION 2.4   Assets...................................................   12
   SECTION 2.5   Compliance With Law; Licenses............................   12
   SECTION 2.6   Real Property............................................   13
   SECTION 2.7   Financial Statements.....................................   14
   SECTION 2.8   Accounts Receivable......................................   15
   SECTION 2.9   Events Subsequent to the Date of the Audited Financial
                 Statements...............................................   15
   SECTION 2.10  Trademarks, Patents and Other Rights.....................   16
   SECTION 2.11  Legal Proceedings........................................   17
   SECTION 2.12  Taxes....................................................   17
   SECTION 2.13  Contracts and Other Commitments..........................   17
   SECTION 2.14  Employee Benefit Plans...................................   18
   SECTION 2.15  Insurance................................................   18
   SECTION 2.16  Employees................................................   19
   SECTION 2.17  Environmental............................................   19
   SECTION 2.18  Relationships with Related Persons.......................   20
   SECTION 2.19  Government Reimbursement Program Participation...........   20
   SECTION 2.20  Medical Staff............................................   21
   SECTION 2.21  Hill-Burton Care.........................................   22
   SECTION 2.22  Fees and Commissions.....................................   22
   SECTION 2.23  Disclosure...............................................   22
   SECTION 2.24  Reliance.................................................   22
   SECTION 2.25  GRMC Not a Specialty Hospital............................   22
   SECTION 2.26  Seller JV Entities.......................................   22
   SECTION 2.27  NLCI and GHH.............................................   23
ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER........................   23
   SECTION 3.1   Organization, Power and Authority........................   23
   SECTION 3.2   Financial Resources......................................   23
   SECTION 3.3   No Breach................................................   23
   SECTION 3.4   Legal Proceedings........................................   24
   SECTION 3.5   Disclosure...............................................   24
   SECTION 3.6   Fees and Commissions.....................................   24


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
   SECTION 3.7   Reliance.................................................   24
ARTICLE 4. PRE-CLOSING AND CLOSING COVENANTS..............................   24
   SECTION 4.1   Maintenance of Properties and Business...................   24
   SECTION 4.2   Access to Information....................................   25
   SECTION 4.3   Notice of Breach.........................................   26
   SECTION 4.4   Conditions; Consents and Approvals.......................   26
   SECTION 4.5   Communications...........................................   27
   SECTION 4.6   Exclusivity..............................................   27
   SECTION 4.7   Pre-Closing Financial Statements.........................   27
   SECTION 4.8   Title Commitment; Surveys; Lease Termination.............   27
   SECTION 4.9   Circle Drive Lots........................................   29
   SECTION 4.10  Insurance Ratings........................................   30
   SECTION 4.11  Announcements............................................   30
   SECTION 4.12  Employees................................................   30
   SECTION 4.13  Efforts to Close.........................................   31
   SECTION 4.14  Confidentiality..........................................   31
   SECTION 4.15  Completion of Schedules..................................   31
   SECTION 4.16  Certification of Certain Representations and Warranties..   32
ARTICLE 5. CONDITIONS TO THE OBLIGATIONS OF BUYER.........................   32
   SECTION 5.1   Representations and Warranties to be True and Correct....   32
   SECTION 5.2   Performance..............................................   32
   SECTION 5.3   All Proceedings to be Satisfactory.......................   33
   SECTION 5.4   Absence of Material Adverse Effect.......................   33
   SECTION 5.5   Approvals................................................   33
   SECTION 5.6   No Action or Proceeding..................................   33
   SECTION 5.7   Consents.................................................   33
   SECTION 5.8   Credit Agreement.........................................   33
   SECTION 5.9   Financial Statements.....................................   33
   SECTION 5.10  Insurance................................................   33
   SECTION 5.11  Title Insurance; Surveys.................................   34
   SECTION 5.12  Encumbrances.............................................   34
   SECTION 5.13  Supporting Documents.....................................   34
   SECTION 5.14  Seller's Closing Deliverables............................   36
   SECTION 5.15  Medical Staff............................................   37
   SECTION 5.16  Other Conditions.........................................   37
ARTICLE 6. CONDITIONS TO THE OBLIGATIONS OF SELLERS.......................   38
   SECTION 6.1   Representations and Warranties to be True and Correct....   38
   SECTION 6.2   Performance..............................................   38
   SECTION 6.3   All Proceedings to be Satisfactory.......................   38
   SECTION 6.4   Approvals................................................   38
   SECTION 6.5   No Action or Proceeding..................................   38
   SECTION 6.6   Supporting Documents.....................................   38
   SECTION 6.7   Buyer's Closing Deliverables.............................   39
ARTICLE 7. ADDITIONAL AGREEMENTS..........................................   39
   SECTION 7.1   Post Closing Obligations of Buyer........................   39
   SECTION 7.2   Guaranty by IASIS........................................   40

   SECTION 7.3   Non-Competition/Non-Solicitation/Right of First Refusal..   40
   SECTION 7.4   Retention and Access to Records..........................   41
   SECTION 7.5   Payment of Excluded Liabilities..........................   42
   SECTION 7.6   Misdirected Payments.....................................   42
   SECTION 7.7   Insurance Matters........................................   42
   SECTION 7.8   Sellers' Cost Reports....................................   42
   SECTION 7.9   Audited Statements Cooperation...........................   42
   SECTION 7.10  Cooperation on Tax Matters...............................   43
   SECTION 7.11  Use of Controlled Substance Permits......................   43
   SECTION 7.12  Litigation Cooperation...................................   43
   SECTION 7.13  Confidentiality..........................................   43
   SECTION 7.14  Further Documentation or Action..........................   44
   SECTION 7.15  Joinder..................................................   45
   SECTION 7.16  Fees and Taxes...........................................   45
   SECTION 7.17  Casualty.................................................   45
   SECTION 7.18  Condemnation.............................................   46
   SECTION 7.19  Transition Assistance....................................   46
   SECTION 7.20  Preservation of Existing Wills and Trusts................   46
   SECTION 7.21  Ownership of Lincoln Health System, Inc..................   46
ARTICLE 8. INDEMNIFICATION................................................   47
   SECTION 8.1   Sellers' Indemnification.................................   47
   SECTION 8.2   Buyer's Indemnification..................................   47
   SECTION 8.3   Limitation on and Expiration of Indemnification..........   48
   SECTION 8.4   Third-Party Claims.......................................   49
   SECTION 8.5   Procedure For Indemnification - Other Claims.............   50
   SECTION 8.6   No Double Materiality....................................   50
   SECTION 8.7   Indemnification as Refund of Purchase Price..............   50
   SECTION 8.8   Minimum Investment Requirement...........................   50
   SECTION 8.9   Arbitration..............................................   50
ARTICLE 9. TERMINATION....................................................   52
   SECTION 9.1   Termination and Abandonment..............................   52
   SECTION 9.2   Approval by Board of Directors...........................   52
   SECTION 9.3   Effect of Termination....................................   52
ARTICLE 10. MISCELLANEOUS.................................................   53
   SECTION 10.1  Amendments...............................................   53
   SECTION 10.2  Waiver...................................................   53
   SECTION 10.3  Notices..................................................   53
   SECTION 10.4  Counterparts.............................................   54
   SECTION 10.5  Enforceability and Severability..........................   54
   SECTION 10.6  Governing Law............................................   55
   SECTION 10.7  Assignment...............................................   55
   SECTION 10.8  Expenses.................................................   55
   SECTION 10.9  Survival of Agreements...................................   55
   SECTION 10.10 Parties in Interest......................................   55
   SECTION 10.11 Remedies.................................................   55
   SECTION 10.12 Third Parties............................................   55

   SECTION 10.13 Entire Agreement.........................................   55
   SECTION 10.14 Specific Performance.....................................   56
   SECTION 10.15 Headings; Construction...................................   56
   SECTION 10.16 Tax and Medicare Advice and Reliance.....................   56

INDEX TO EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A           Capitalized Terms
Exhibit B           Escrow Agreement
Exhibit C           Bill of Sale and Assignment
Exhibit D-1 and D-2 Assignment and Assumption Agreements
Exhibit E           Deed
Exhibit F           Independent Contractor Agreement
Exhibit G           Special Limited Power of Attorney
Exhibit H-1 and H-2 Joinder Agreements

SCHEDULES

Schedule 1.1.1      Personal Property
Schedule 1.1.2      Owned Real Property
Schedule 1.1.3      Assumed Contracts
Schedule 1.1.4      Real Property Leases
Schedule 1.1.6      Licenses
Schedule 1.1.8      Prepaid Expenses
Schedule 1.1.10     Intellectual Property
Schedule 1.1.11     Seller JV Entities
Schedule 1.1.15     Rights and Claims
Schedule 1.2.3      Excluded Land, Buildings and Tangible Personal Property
Schedule 1.2.4      Excluded Contracts
Schedule 1.2.8      Other Excluded Assets
Schedule 1.3.3      Assumed Liabilities and Obligations
Schedule 1.5.2      Consideration
Schedule 1.7        Tax Allocation
Schedule 2.2        Ownership of GHS, Seller JV Entities
Schedule 2.3        No Breach
Schedule 2.4        Assets
Schedule 2.5.1      Compliance with Law; Licenses
Schedule 2.5.2      Licensure and Accreditation Surveys and Deficiency Reports
Schedule 2.6.1      Owned Real Property
Schedule 2.6.2      Real Property Leases
Schedule 2.6.3      Real Property Proceedings
Schedule 2.7        Financial Statements
Schedule 2.9        Events Subsequent to the Date of the Audited Financial
                    Statements
Schedule 2.10       Trademarks, Patents and Other Rights
Schedule 2.11       Legal Proceedings
Schedule 2.13       Contracts and Other Commitments
Schedule 2.14.1     ERISA - Plans and Benefit Arrangements
Schedule 2.14.2     ERISA - Contributions
Schedule 2.15       Insurance


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Schedule 2.16       Employees
Schedule 2.17       Environmental
Schedule 2.18       Relationships with Related Persons
Schedule 2.19.1     Provider Numbers
Schedule 2.19.2     JCAHO Accreditation
Schedule 2.19.4 Notices from Governmental Reimbursement and Third Party Payor Programs
Schedule 2.20       Medical Staff
Schedule 2.21       Hill-Burton Care
Schedule 3.3        No Breach
Schedule 4.1.1      Capital Expenditures Budget
Schedule 4.1.10     Asset Transactions
Schedule 4.1.11     Material Seller Contract Exceptions
Schedule 5.7        Required Consents, Approvals and Notices
Schedule 5.14.2     Secured Lenders
Schedule 5.16       Other Conditions
Schedule 7.1        Public Interest Covenants

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of the 20th day of July, 2006, is entered into by and among Glenwood Regional Medical Center, a Louisiana non-profit corporation ("GRMC"), Glenwood Health Services, Inc., a Louisiana corporation ("GHS"), Hospital Service District No. 1 of the Parish of Ouachita, State of Louisiana, a corporate body and political subdivision of the State of Louisiana ("HSD") (GRMC, GHS and HSD referred to collectively as "SELLERS"), IASIS Glenwood Regional Medical Center, L.P., a Delaware limited partnership ("BUYER"), and solely for purposes of Section 7.2 of this Agreement, IASIS Healthcare LLC, a Delaware limited liability company ("IASIS"). Defined terms used herein shall have the meanings set forth in Exhibit A hereto.

                                   WITNESSETH

     WHEREAS, Sellers desire to sell, and Buyer desires to purchase, substantially all of the assets, real, personal and mixed, tangible and intangible, associated with or employed in the business and operations of Sellers; and

     WHEREAS, the Parties desire to enter into this Agreement for the purpose of setting forth their mutual rights and obligations with respect to the foregoing.

     NOW, THEREFORE, in consideration of the premises and subject to the representations, warranties, covenants, and conditions contained herein, the Parties agree as follows:

                                    AGREEMENT

                                   ARTICLE 1.
                               TRANSFER OF ASSETS

     SECTION 1.1. SALE OF ASSETS. At the Closing and subject to the terms and conditions of this Agreement Sellers shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Sellers, all rights, title, and interest in and to the following assets of Sellers, other than the Excluded Assets (the "ACQUIRED ASSETS"):

          1.1.1 All tangible personal property, including, without limitation, all equipment, furniture, fixtures, machinery, vehicles, office furnishings, computer hardware, instruments, leasehold improvements, spare parts and, to the extent assignable or transferable, all rights in all warranties of any manufacturer or vendor with respect thereto (collectively, the "PERSONAL PROPERTY") owned by Sellers, including, but not limited to, the Personal Property described on Schedule 1.1.1.

          1.1.2 All real property other than Real Property Leases, including, without limitation, all plants, buildings, structures, improvements, construction in progress, appurtenances, covenants, easements, servitudes and fixtures situated thereon, forming a part thereof, or in any manner belonging to or pertaining to such interests, of Sellers, including, but not limited to, the Real Property described on Schedule 1.1.2 (collectively, the "OWNED REAL PROPERTY").

          1.1.3 All Contracts of Sellers other than Real Property Leases, including, but not limited to, the Contracts described in Schedule 1.1.3 hereto, but not including any Excluded Contracts (all such assigned Contracts, the "ASSUMED CONTRACTS").

          1.1.4 All real property leases (whether as (sub)lessor or (sub)lessee) (the "REAL PROPERTY LEASES") to which any Seller is a party, including, but not limited to, the Real Property Leases set forth on Schedule 1.1.4 hereto (any real property in which a Seller has a leasehold interest, as lessee under a Real Property Lease, being referred to as the "LEASED REAL PROPERTY" and the Owned Real Property and the Leased Real Property being collectively referred to as the "REAL PROPERTY").

          1.1.5 All accounts receivable of GRMC and GHS, billed and unbilled, recorded or unrecorded, accrued and existing, whether or not written off, as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") and all bank accounts of GRMC and GHS into which deposits for Accounts Receivable and other rights of payment for goods and services are made and all outstanding checks and deposits in transit relating to Accounts Receivable and other rights of payment for goods and services.

          1.1.6 To the extent transferable or assignable, rights to all state, federal, special or local licenses, rights, certificates of need, certificates of exemption, franchises, accreditations, registrations, permits, approvals and consents, and all applications therefor and waivers of any requirements pertaining thereto (each a "LICENSE" and collectively, the "LICENSES"), if any, issued to Sellers, including, but not limited to, the Licenses described in
Schedule 1.1.6 hereto.

          1.1.7 All inventories of usable goods and supplies, including pharmaceuticals and medications, food, janitorial supplies, office supplies, forms, consumables, disposables, linens, and medical supplies, existing and wherever located on the Closing Date and owned by Sellers (collectively, the "PURCHASED INVENTORY").

          1.1.8 Any deposits, other current assets, escrows, prepaid taxes, prepaid expenses or other advance payments relating to any expenses of Sellers to the extent assumable and usable by Buyer (collectively, the "PREPAID EXPENSES") (excluding any Prepaid Expenses that Buyer elects not to purchase at Closing by providing written notice thereof, which Prepaid Expenses will be Excluded Assets), including, but not limited to, the Prepaid Expenses listed on
Schedule 1.1.8.

          1.1.9 To the extent transferable or assignable, all documents, books, records, operating and policy manuals and files owned by each Seller, pertaining to or used in connection with the business and operation of Sellers, whether in hard copy or other form, including all patient records, medical records, medical staff records, clinical records, financial records, equipment records and medical and administrative libraries and personnel records (the "TRANSFERRED RECORDS"), but not including the Excluded Records (it being understood that Buyer and Sellers, as applicable, will have access to the Transferred Records and Excluded Records following the Closing in the manner provided in Section 7.4).

          1.1.10 All intangible assets, including without limitation, all patents, patent applications, trade names, copyrights, copyright applications, trademarks, service marks, applications for trademarks or service marks, logos, rights in computer software, rights in websites and Internet domain names and other intellectual property owned, used or licensed (collectively, the "INTELLECTUAL PROPERTY") by any Seller, and going concern and goodwill associated with the business and operation of Sellers, and including all Intellectual Property disclosed on
Schedule 1.1.10 and, to the extent assignable by the applicable Seller, all warranties (express or implied), and all telephone and facsimile numbers as currently used by GRMC and GHS primarily in support of GRMC and GHS.

          1.1.11 Subject to Section 1.2.2, each Seller's ownership interests in the Persons listed on Schedule 1.1.11 (the "SELLER JV ENTITIES").

          1.1.12 All plans and surveys, including without limitation those related to utilities, easements and roads, "as-built" plans, plats, specifications, engineers' drawings and architectural renderings and similar items owned by Sellers and in Sellers' possession or reasonable control relating to the Real Property.

          1.1.13 All insurance proceeds and insurance proceeds receivable (including applicable deductibles, co-payments or self-insured requirements) arising in connection with the Acquired Assets with respect to events after the date hereof ("INSURANCE PROCEEDS").

          1.1.14 All provider numbers of Sellers, including, but not limited to, Sellers' Medicare and Medicaid provider numbers.

          1.1.15 All rights and claims that may be asserted by (but not against) any Seller, including but not limited to those rights and claims set forth on
Schedule 1.1.15 attached hereto.

          1.1.16 Except as expressly excluded in Section 1.2 below, all other property owned by Sellers, whether tangible or intangible, located at the properties of Sellers or used in connection with the businesses or operations of Sellers, whether or not reflected on the Interim Balance Sheet (including any rights of first refusal, options or claims against third parties by Sellers relating to the Acquired Assets, whether known or unknown, contingent or otherwise).

     SECTION 1.2. EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, Sellers are not selling, and Buyer is not purchasing or assuming obligations with respect to, the following assets (the "EXCLUDED ASSETS"):

          1.2.1 All cash, cash equivalents, short term investments, investments in debt securities limited as to use under indenture agreements, and investments in fixed income securities (except Insurance Proceeds).

          1.2.2 All of Sellers' capital stock or other equity interests in Premier Purchasing Partners, Inc., Health Services of North Louisiana, L.L.C., Lincoln Health System, Inc. and Northeast Rural Alliance, Inc., and any interest in any of the Seller JV Entities that cannot be transferred due to a lack of a third-party consent, automatic termination of the interest upon sale of the Hospital, the ineligibility of the Buyer to acquire the interest, or any other reason beyond the control of Sellers; provided, however, that this Agreement shall not be deemed a bona fide written offer to purchase GRMC's ownership interest in NLCI.

          1.2.3 The land, buildings and tangible personal property set forth on
Schedule 1.2.3, including certain assets related to the Wellness Center and all other assets relating to the business operations at the Wellness Center as more particularly described on Schedule 1.2.8. IASIS agrees to lease the track back to HSD pursuant to a lease for a term of 50 years, subject to a 120 day termination provision and annual rental of one dollar, to be negotiated prior to Closing.

          1.2.4 All Contracts set forth on Schedule 1.2.4 (the "EXCLUDED CONTRACTS").

          1.2.5 All of Sellers' insurance policies (except as otherwise specified in Section 1.1.13).

          1.2.6 The corporate record books, minute books and tax records of each Seller and all records of any kind that any Seller is required by Legal Requirements to retain in its own possession (the "EXCLUDED RECORDS").

          1.2.7 All claims of Sellers against third parties, choate or inchoate, known or unknown, contingent or otherwise, relating solely to the Excluded Assets.

          1.2.8 Such other assets, if any, specifically described in Schedule 1.2.8.

          1.2.9 All rights of Sellers now existing or which may hereafter exist with respect to any payment or reimbursement owed to Sellers by any Government Reimbursement Program or other Payor which is attributable to any period of time ending on or prior to Closing, including, without limitation, any retrospective settlement of any cost report relating to a period ending on or prior to Closing.

          1.2.10 The shares of GHS's capital stock held by GRMC and any other shares of capital stock of any of the Sellers.

          1.2.11 All rights of Sellers under this Agreement or any agreement contemplated hereby.

          1.2.12 Any membership in a non-profit corporation or other entity formed in connection with the sale of the Hospital to hold and administer substantially all of the net proceeds of the sale.

          1.2.13 All assets of HSD of any kind (consisting primarily of certificates of deposit, rights in the Hospital Lease and related bond documents, rights in contracts with attorneys and financial advisors, rights in a D&O insurance policy, and all files and records), except those that have been leased to GRMC or GHS or used primarily in the operation of the business of GRMC or GHS.

     SECTION 1.3. ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall assume and agree to pay, discharge and perform, as and when due, the following liabilities and obligations of Sellers (collectively, the "ASSUMED LIABILITIES"):

          1.3.1 All those current liabilities and obligations of Sellers which are included in the calculation of the Net Working Capital Amount.

          1.3.2 All liabilities and obligations of Sellers which accrue on or after the Closing which arise out of the Assumed Contracts and the Real Property Leases (excluding any liability or obligation with respect to any Assumed Contracts or Real Property Leases arising as a result of any act or omission which occurred on or prior to the Closing or the breach of any representation or warranty hereunder by any Seller).

          1.3.3 Any liabilities or obligations of Sellers specifically described in Schedule 1.3.3.

          1.3.4 To the extent included in Net Working Capital, any liabilities or obligations under the Employee Benefit Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, post-employment benefits, health care plans or benefits, or any other employee plans or benefits of any kind for Sellers' employees or former employees or both.

     SECTION 1.4. LIABILITIES NOT ASSUMED. Except for the Assumed Liabilities, Buyer shall not assume or become obligated with respect to any other obligation or liability of Sellers of any nature whatsoever and Sellers shall retain and shall be responsible to pay, discharge and perform all of their respective liabilities not specifically included in the Assumed Liabilities (the "EXCLUDED LIABILITIES"), including, without limitation, the following obligations or liabilities of Sellers:

          1.4.1 All current liabilities and obligations of Sellers not specifically included in the calculation of the Net Working Capital Amount.

          1.4.2 Obligations or liabilities of Sellers arising from the breach or default (or any act or omission by Sellers which, with or without notice or lapse of time or both, would constitute a breach or default) by Sellers prior to the Closing of any term, covenant or provision of any of the Contracts.

          1.4.3 Obligations or liabilities of Sellers under the Excluded Contracts.

          1.4.4 Obligations or liabilities of Sellers now existing or which may hereafter exist by reason of any liability to refund any payment or reimbursement received by Sellers from any Government Reimbursement Program or other Payor which is attributable to any period of time ending on or prior to Closing, including any claim, penalty or sanction relating to any claim for overpayment, any cost report relating to a period prior to Closing, and Sellers' terminating cost report for any of Sellers' Facilities.

          1.4.5 Liabilities or obligations of Sellers now existing or which may hereafter exist by reason of any violation or alleged violation of any Legal Requirements or Orders by Sellers, or by an employee or independent contractor of Sellers in which any Seller is alleged to be responsible for the acts or omissions of any such person, relating to the ownership, use or operation of the Acquired Businesses or the Acquired Assets prior to Closing.

          1.4.6 Except for any liabilities included in Net Working Capital, any liabilities or obligations of Sellers under the Employee Benefit Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, post-employment benefits, employee stock option or profit sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Sellers' employees or former employees or both.

          1.4.7 All long-term indebtedness, other indebtedness for borrowed money and other obligations or guarantees of Sellers not specifically included in the Assumed Liabilities, including without limitation the current portion of any long-term indebtedness, but specifically excluding the capitalized leases included in the Assumed Contracts.

          1.4.8 Tax liabilities or obligations of Sellers in respect of periods prior to Closing or resulting from the consummation of the transactions contemplated herein, including without limitation, claims involving private inurement, private benefit and intermediate sanctions.

          1.4.9 Any obligation or liability of Sellers arising out of or relating to any federal, state or local investigations of or Proceedings against any Seller or any Seller's employees or medical staff accruing under, in connection with or relating to any actions or omission prior to the Closing.

          1.4.10 Any debt, obligation, expenses or liability of Sellers arising out of or incurred solely as a result of any transaction of Sellers occurring after Closing.

          1.4.11 Any liability or obligation of any Seller under any Environmental Law arising out of or relating to the operation of Sellers' businesses or Sellers' leasing, ownership or operation of real property prior to the Closing.

          1.4.12 Any obligation or liability of Sellers under any employment, severance, retention or termination agreement with any employee of Sellers or any of their Affiliates that is not an Assumed Contract.

          1.4.13 Any obligation or liability of Sellers to indemnify, reimburse or advance amounts to any officer, director, employee or agent of any Seller.

          1.4.14 Any obligation or liability of Sellers arising out of any Proceeding pending as of the Closing Date or commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date.

          1.4.15 Obligations or liabilities of Sellers to any donor with respect to any and all gifts, devises, bequests or donations in any way related to the Acquired Businesses.

          1.4.16 Obligations or liabilities of Sellers under the Hill-Burton Act (42 U.S.C. Section 291a, et seq.), the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Pharmacy and Resources Development Act or the Community Mental Health Center Act, as amended.

          1.4.17 Any obligation or liability of Sellers based upon the acts or omissions of any Seller after the Closing Date.

     SECTION 1.5. PURCHASE PRICE; NET WORKING CAPITAL ADJUSTMENT; ACCOUNTS RECEIVABLE ADJUSTMENT.

          1.5.1 Preliminary Net Working Capital; Physical Inventory.

               (a) On or before the Closing Date, Sellers shall deliver to Buyer a certificate (the "CLOSING PAYMENT CERTIFICATE") setting forth a detailed calculation of the Net Working Capital of Sellers as of the last day of the full month immediately preceding the Closing Date (such estimate is referred to as the "PRELIMINARY NET WORKING CAPITAL AMOUNT").

               (b) Within five (5) days prior to the Closing Date, Sellers shall conduct a physical inventory of the Purchased Inventory. Buyer shall be entitled to have a designated representative present to observe such physical inventory. All items of Purchased Inventory shall be valued and recorded at the lower of cost or market. The value of the Purchased Inventory resulting from such physical inventory shall be included in the Net Working Capital Amount.

          1.5.2 Consideration.

               (a) Subject to the terms of this Agreement and in reliance upon the representations and warranties of Sellers contained herein, the consideration payable by Buyer for the Acquired Assets (the "PURCHASE PRICE"), prior to adjustment on account of the Final Adjustment Amount, will be (i) the Cash Purchase Price, plus (ii) the assumption of the Assumed Liabilities provided in Section 1.3 above. The Purchase Price will be adjusted following the Closing based on the Final Adjustment Amount as set forth in Section 1.5.3 below. For purposes hereof, the "CASH PURCHASE PRICE" means an amount equal to (i) $82,500,000.00 (the "STATED AMOUNT"), subject to adjustment as set forth in Sections 1.5.2(c) and 1.5.2(d) below, minus (ii) all obligations of Sellers as lessee or lessees under Assumed Contracts that are required to be recorded as capital leases in accordance with GAAP and are set forth on Schedule 1.5.2(a) hereto, minus (iii) the amount of any other Assumed Liabilities not included in the calculation of Net Working Capital Amount, plus (iv) the amount, if any, by which the Preliminary Net Working Capital Amount exceeds the Target Net Working Capital Amount, minus (v) the amount, if any, by which the Target Net Working Capital Amount exceeds the Preliminary Net Working Capital Amount.

               (b) The Cash Purchase Price shall be paid as follows:

                    (i) $10,000 shall be paid to HSD by certified check simultaneously with the execution of this Agreement and shall be forfeited to the HSD in event the Buyer does not consummate the transactions contemplated by this Agreement;

                    (ii) $2,500,000 shall be deposited by Buyer with an escrow agent mutually acceptable to Sellers and Buyer, to be held and distributed pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit B; and

                    (iii) the balance of the Cash Purchase Price shall be allocated among and paid to Sellers as set forth on Schedule 1.5.2(b) hereto.

               (c) In the event Sellers, after compliance with their obligations under Section 4.4.1, are unable to obtain a consent necessary for, or are otherwise for any reason unable to, transfer of the ownership interest of a Seller in any of the Seller JV Entities, the Stated Amount shall be reduced by the amount set forth opposite the name of each such Seller JV Entity on
     Schedule 1.5.2(c).

               (d) In the event Sellers are unable to convey any of the Circle Drive Lots to Buyer at Closing in conformity with the provisions of Section
     4.9 below, the Stated Amount shall be decreased by the amount set forth opposite each such lot on Schedule 1.5.2(d).

          1.5.3 Final Net Working Capital Calculations.

               1.5.3.1 Determination. As promptly as possible, but in any event within 90 days after the Closing Date, Buyer will deliver to Sellers a consolidated statement of Net Working Capital of Sellers as of the Closing Date and a reasonably detailed statement (the "CLOSING STATEMENT") setting forth Buyer's calculations of the Net Working Capital Amount. After delivery of the Closing Statement, Sellers and their accountants shall be permitted reasonable access during normal business hours to review the Transferred Records and work papers reasonably related to the preparation of the Closing Statement. Sellers and their accountants may make inquiries of Buyer and their respective accountants and employees regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Buyer shall use its commercially reasonable efforts to cause any such accountants and employees to cooperate with and respond to such inquiries. If Sellers have any objections to the Closing Statement, Sellers shall deliver to Buyer a written statement setting forth their objections thereto (an "OBJECTIONS STATEMENT"). Such Objections Statement shall set forth in reasonable detail the basis of such objections together with the amounts in dispute and any determination not specifically objected to in the Objections Statement shall be final, binding and non-appealable on the Parties hereto upon delivery of the Objections Statement. If an Objections Statement is not delivered to Buyer within 60 days after delivery of the Closing Statement, the Closing Statement shall be final, binding and non-appealable by the Parties hereto. Sellers and Buyer shall negotiate in good faith to resolve any objections set forth in the Objections Statement (and all such discussions related thereto shall, unless otherwise agreed by Buyer and Sellers, be governed by Rule 408 of the Federal Rules of Evidence (and any applicable similar state rule)), but if they do not reach a final resolution within 30 days after the delivery of the Objections Statement, either Sellers or Buyer may submit such dispute along with copies of the Closing Statement prepared by Buyer, the Objections Statement of Sellers and a statement of the items resolved by agreement and those still in dispute to PricewaterhouseCoopers LLP (the "INDEPENDENT AUDITOR"). Sellers and Buyer shall use their commercially reasonable efforts to cooperate with and cause the Independent Auditor to resolve all such disagreements as soon as practicable. The resolution of the dispute by the Independent Auditor shall be final, binding and non-appealable on the

     Parties hereto. The Closing Statement shall be modified by the Independent Auditor if necessary to reflect such determination. The fees and expenses of the Independent Auditor shall be allocated to be paid by Buyer, on the one hand, and/or Sellers, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually in dispute at the time of submission to the Independent Auditor, as determined by the Independent Auditor.

               1.5.3.2 Net Working Capital Adjustment. If the Net Working Capital Amount as finally determined pursuant to Section 1.5.3.1 above is greater than the Preliminary Net Working Capital Amount, Buyer shall pay to Sellers, the amount of such excess in accordance with this Section 1.5.3.2, together with interest at the prime rate as published in the Wall Street Journal on the Closing Date (the "PRIME RATE"). If the Net Working Capital Amount as finally determined pursuant to Section 1.5.3.1 above is less than the Preliminary Net Working Capital Amount, Sellers shall pay such shortfall to Buyer in accordance with this Section 1.5.3.2, together with interest at the Prime Rate. All amounts owed pursuant to this Section
     1.5.3.2 by Buyer to Sellers, on the one hand, or Sellers to Buyer, on the other hand, are referred to as the "FINAL ADJUSTMENT AMOUNT." The Final Adjustment Amount shall be calculated as an adjustment to the Cash Purchase Price. At such time that Buyer and Sellers have agreed to all matters regarding the Closing Statement and the Final Adjustment Amount in accordance with Section 1.5.3.1, Buyer and Sellers shall execute and deliver a signature page to the Closing Statement to evidence their agreement to, and the finality of, the terms thereof. In the event that any dispute is submitted to the Independent Auditor for resolution, the Closing Statement returned by the Independent Auditor shall be the final Closing Statement. Payment of the Final Adjustment Amount shall be paid by delivery of immediately available funds to an account designated by the recipient Party(ies) within five business days after the date of final determination.

          1.5.4 ACCOUNTS RECEIVABLE ADJUSTMENT. Contemporaneously with the delivery of the Closing Statement, Buyer shall deliver to Sellers a detailed listing of the Accounts Receivable included in the Net Working Capital Amount as they exist as of the Closing Date. Such listing of Accounts Receivable, including any adjustments to such listing as may result from the final determination of the Net Working Capital Amount pursuant to Section 1.5.3.1 above, is referred to as the "LISTED ACCOUNTS RECEIVABLE." For a period of twelve (12) months following the Closing Date (the "COLLECTION PERIOD"), Buyer shall use its commercially reasonable efforts, consistent with Buyer's collection policies and procedures, to collect the Listed Accounts Receivable. Within thirty (30) days following the expiration of the Collection Period, Buyer shall deliver to Sellers a detailed listing of the Listed Accounts Receivable not collected during the Collection Period (the "UNCOLLECTED ACCOUNTS"). In the event the amount of the Uncollected Accounts is less than the reserve for uncollected Accounts Receivable included in the Net Working Capital Amount, Buyer shall pay such difference to Sellers within five (5) days following the delivery of the listing of Uncollected Accounts. In the event the amount of the Uncollected Accounts is greater than the reserve for uncollected Accounts Receivable included in the Net Working Capital Amount, Sellers shall pay such difference to Buyer within five (5) days following the delivery of the listing of Uncollected Accounts. The Uncollected Accounts shall be considered Excluded Assets for all purposes, and, unless waived by Sellers in writing, Buyer shall execute and deliver to Seller all instruments as shall be reasonably requested by

Sellers to legally and effectively vest in Sellers all of the right, title and interest of Buyer with respect to all Uncollected Accounts. Buyer's rights with respect to the Uncollected Accounts contained in this Section 1.5.4 shall be Buyer's exclusive remedy with respect to the collectability, or lack thereof, of the Accounts Receivable and, notwithstanding any provision of this Agreement to the contrary, Buyer shall not be entitled to indemnification for any Losses arising out of or relating to the collectability, or lack thereof, of the Accounts Receivable or the sufficiency of the Sellers' allowance or reserve for doubtful accounts.

     SECTION 1.6 CLOSING. The closing of the transactions contemplated by this Agreement shall take place at 10:00 a.m., local time, at the Executive Offices of the Hospital in West Monroe, Louisiana, on the last business day of the month during which there occurs satisfaction or waiver of all of the closing conditions set forth in Articles 5 and 6 (other than those to be satisfied at the Closing), or at such date and/or at such other location as the Parties may mutually designate in writing (such closing being called the "CLOSING" and such date being called the "CLOSING DATE").

          1.6.1 Actions of Sellers at Closing. At the Closing and unless otherwise waived in writing by Buyer, Sellers shall deliver to Buyer the Sellers' Closing Documents.

          1.6.2 Actions of Buyer at Closing. At the Closing and unless otherwise waived in writing by Sellers, Buyer shall deliver to Sellers the payment of the Cash Purchase Price (in accordance with Schedule 1.5.2(b)) and the Buyer's Closing Documents.

     SECTION 1.7 TAX ALLOCATION. The Purchase Price will be allocated among the Acquired Assets for all Tax purposes in accordance with Section 1060 of the Code as set forth on Schedule 1.7 hereto. After the Closing, the Parties shall make consistent use of such allocation for all Tax purposes and in any Tax Returns filed with the Internal Revenue Service in respect thereof, including IRS Form 8594. In any Proceeding related to the determination of any Tax, neither Buyer nor Sellers shall contend or represent that such allocation is not a correct allocation.

     SECTION 1.8 PRORATIONS. At the Closing, and to the extent not included in the Net Working Capital, Buyer and Sellers shall prorate real estate and personal property lease payments, real estate and personal property Taxes, and all other income and expenses (including utilities) with respect to the Acquired Assets which are normally prorated upon a sale of assets as a going concern. There will be no proration of real estate or other Taxes in respect of which Sellers are exempt immediately prior to the Closing from the payment of such Taxes. Buyer will be responsible for those real estate or other Taxes that accrue after the Closing.

                                   ARTICLE 2.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Each of Sellers represents and warrants to Buyer that, except as set forth in the Disclosure Schedule (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply), and except as to confidential or proprietary information relating to any schedule, as previously set forth under cover of a letter from counsel for GRMC to counsel for Buyer:

     SECTION 2.1 ORGANIZATION, QUALIFICATION, CORPORATE POWER AND AUTHORITY.

          2.1.1 Each of Sellers is a corporation or corporate body duly incorporated or created, validly existing and in good standing under the laws of the State of Louisiana and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it, or the character of the properties owned by it or leased by it, requires such licensing or qualification. Each of Sellers has the corporate power and authority to own and hold its properties and to carry on its business as now conducted. GRMC is a not-for-profit corporation without any capital stock or members and GHS is a for-profit corporation that is a wholly-owned subsidiary of GRMC. HSD is a corporate body and political subdivision of the State of Louisiana.

          2.1.2 Each Seller has full corporate power and authority to execute, deliver and perform the obligations and covenants set forth in this Agreement and Sellers' Closing Documents and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Sellers' Closing Documents by each Seller and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each Seller. This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable in accordance with its terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. Each of Sellers' Closing Documents, when duly executed and delivered by the Seller party thereto and the other parties thereto, will constitute the legal, valid and binding obligation of the Seller party thereto enforceable in accordance with its respective terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     SECTION 2.2 OWNERSHIP OF GHS, SELLER JV ENTITIES. Schedule 2.2 identifies each of the Seller JV Entities and the percentage ownership of GRMC in each of the Seller JV Entities. GRMC owns, beneficially and of record, all of the issued and outstanding capital stock of GHS. Except as set forth on Schedule 2.2, GRMC owns the issued and outstanding capital stock of GHS and the partnership or limited liability company interests of each of the Seller JV Entities set forth on Schedule 2.2 free and clear of any preemptive rights or other Encumbrances (other than restrictions on transfer under federal or state securities Legal Requirements) and none of such capital stock, partnership interests or limited liability company interests was issued in violation of any federal or state securities laws or other Legal Requirements. Except as set forth on Schedule 2.2, there are no preemptive or conversion rights or options, warrants or other rights, agreements, contracts, arrangements or commitments of any character relating to or obligating GHS or any of the Seller JV Entities to issue, sell, transfer, purchase or redeem any equity interests in such entity. Except as set forth in Schedule 2.2, no Seller (i) owns of record or beneficially, directly or indirectly, or has entered into any agreement to acquire, any shares of capital stock or other equity securities or any other type of securities convertible into capital stock or other equity securities of any Person, or any participating interest in any Person; or (ii) controls, directly or indirectly, any other Person.

     SECTION 2.3 NO BREACH. Except as set forth in Schedule 2.3, neither the execution and delivery of this Agreement and related agreements contemplated herein by Sellers nor the consummation or performance of the transactions contemplated hereby will, directly or indirectly (with or without notice of lapse of time), (i) conflict with or result in the breach or violation of the articles of incorporation or Bylaws of any Seller, (ii) conflict with or result in the breach or violation of any provision of any Material Seller Contract, or Order of any Governmental Authority, in either such case, to which any Seller, or any of the Acquired Assets, are bound, or cause any acceleration thereof,
(iii) result in the creation or imposition of any Encumbrance whatsoever upon any of the Acquired Assets, or (iv) contravene, conflict with, or result in a violation in any material respect of any Legal Requirements. Except for (i) requirements under the HSR Act, if applicable, (ii) approval by the Louisiana Attorney General, (iii) passage of a public referendum by the voters of the HSD (i.e., Ward 5, Ouachita Parish, Louisiana, as it stood in 1951), and (iv) the other approvals as set forth in Schedule 2.3, none of Sellers is or will be required to give any notice to or obtain any consent from any Governmental Authority or from any other Person or submit to any vote or referendum in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (including in connection with the assignment of any Assumed Contracts to Buyer hereunder).

     SECTION 2.4 ASSETS. Except as disclosed in Schedule 2.4, all of the Acquired Assets are free and clear of any Encumbrances, except for liens for Permitted Real Property Encumbrances, current taxes not yet due and payable, and minor imperfections of title, if any, which liens are not material in nature or amount and do not materially detract from the value or impair the use of the property subject thereto or materially impair the operations of the Sellers.
Schedule 2.4 sets forth all items of Personal Property of Sellers with an initial non-depreciated book value in excess of $25,000 and a net book value in excess of $100 (the "MATERIAL PERSONAL PROPERTY"). All items of Material Personal Property are structurally sound and in good operating condition and repair, ordinary wear and tear excepted. All items of Material Personal Property are in the possession of Sellers. Substantially all of the Purchased Inventory, whether or not reflected on the Interim Balance Sheet, is of a quality and quantity useable in the ordinary course of business, except to the extent of reserves reflected in the Net Working Capital as of the Closing Date. The assets owned by Sellers, including the Acquired Assets and the Excluded Assets, constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to conduct the Acquired Businesses in the manner presently operated.

     SECTION 2.5 COMPLIANCE WITH LAW; LICENSES.

          2.5.1 Except as set forth in Schedule 2.5.1, Sellers have the lawful authority and all material Licenses required to conduct the Acquired Businesses as such businesses are presently being conducted or to own or operate their assets (including, without limitation, all Licenses required in connection with the operation of the Facilities). Except as set forth in Schedule 2.5.1, there are no pending or, to the Knowledge of Sellers, threatened, Proceedings by any state, federal, special or local government or any subdivision thereof or any public or private group which would have the effect of changing the operation of the Acquired Businesses.

Schedule 2.5.1 contains a list and brief description of all material Licenses issued or granted (or required to be issued or granted) to Sellers. Each License listed or required to be listed in Schedule 2.5.1 is valid and in full force and effect. Sellers are, and at all times since January 1, 2004, have been, in compliance in all material respects with the terms of each material License, and no Seller has received, at any time since January 1, 2004, any written notice or communication from any Governmental Authority or any other Person regarding any actual, alleged or potential violation of any License. All applications required to have been filed by Sellers for the renewal of all material Licenses have been duly filed on a timely basis with the appropriate Governmental Authorities, and all other filings of Sellers required to have been made with respect to such Licenses have been duly made on a timely basis with the appropriate Governmental Authorities.

          2.5.2 All licensure and accreditation surveys and deficiency reports received by Sellers and relating to any of the Acquired Businesses since January 1, 2004 are set forth on Schedule 2.5.2. Any violations or deficiencies set forth in any of the items on Schedule 2.5.2 have been corrected by Sellers or, to the extent not corrected, the current status thereof is noted on Schedule 2.5.2.

          2.5.3 Sellers are, and at all times since January 1, 2004, have been, in compliance in all material respects with all Legal Requirements that are or were applicable to the operation of their businesses, including the Acquired Businesses, or the ownership or use of any of the Acquired Assets. Sellers have not received, at any time since January 1, 2004, any written notice or other written communication from any Governmental Authority regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement.

     SECTION 2.6 REAL PROPERTY.

          2.6.1 Schedule 2.6.1 contains a correct legal description and street address of each parcel of Owned Real Property that is to be an Acquired Asset. Except as set forth in Schedule 2.6.1, (i) none of the Sellers has entered into any leases, subleases, arrangements, licenses or agreements to sell, option, dispose of, alienate, or affect its right to use or occupy all or any portion of the Owned Real Property, and (ii) no party other than Sellers is in possession of all or any portion of the Owned Real Property under any lease, license or other agreement.

          2.6.2 Schedule 2.6.2 lists all Real Property Leases to which any Seller is a party (whether as (sub)lessor, (sub)lessee, guarantor or otherwise).
Schedule 2.6.2 contains a correct description of the parties to each Real Property Lease, street address, approximate rentable square footage, monthly rent, expiration date and any renewal options with respect to all Leased Real Property. Sellers enjoy peaceful and undisturbed possession of all Leased Real Property. Except as set forth in Schedule 2.6.2, (i) no Seller has entered into any (sub)leases, arrangements, licenses or agreements to sell, option, dispose of, alienate, or affect its right to use or occupy all or any portion of the Leased Real Property, and (ii) no party other than Sellers is in possession of all or any portion of the Leased Real Property under any leases, license or other agreement.

          2.6.3 The plants, buildings, structures, improvements, construction in progress, appurtenances, and fixtures forming a part of the Real Property are structurally sound and in good operating condition and repair, ordinary wear and tear excepted. The use of the Real

Property by Sellers for the purposes for which it is currently being used conforms in all material respects to all applicable public and private restrictions and to all applicable fire, safety, zoning and building Legal Requirements. Except as set forth on Schedule 2.6.3, there are no pending or, to Sellers' Knowledge, threatened eminent domain, condemnation, zoning, building or life safety codes, or other Proceedings affecting the Real Property. The Real Property has adequate rights of access to dedicated public ways and is served adequately by water, electric, sewer and other necessary utilities and services.

          2.6.4 True and complete copies of (i) all deeds or leases, as the case may be, existing title insurance policies, surveys, appraisals, environmental assessments, engineering reports, specifications and plans of or pertaining to the Real Property and (ii) all instruments, agreements and other documents evidencing, creating or constituting any Encumbrances with respect to the Real Property, in each case in the possession or reasonable control of Sellers, have been delivered or made available to Buyer.

     SECTION 2.7 Financial Statements.

          2.7.1 Attached to Schedule 2.7 are: (i) the audited consolidated balance sheets of GRMC (including GHS) as of August 31, 2005 and 2004 and the related statements of financial position, activities and changes in net assets and cash flows for each fiscal year then ended, including in each case the notes thereto, together with the report of the independent certified public accounting firm set forth therein (the "AUDITED FINANCIAL STATEMENTS"); and (ii) the consolidated unaudited balance sheet of GRMC (including GHS) (the "INTERIM BALANCE SHEET") as of May 31, 2006 (the "INTERIM BALANCE SHEET DATE") and the related statements of financial position, activities and changes in net assets and cash flows for the nine (9) months then ended (collectively referred to as the "UNAUDITED FINANCIAL STATEMENTS") (the Audited Financial Statements, the Unaudited Financial Statements and the unaudited financial statements to be delivered by Sellers pursuant to Section 4.7 below (the "PRE-CLOSING FINANCIAL STATEMENTS") are sometimes referred to herein collectively as the "FINANCIAL STATEMENTS"). The Financial Statements have been (and, in the case of the Pre-Closing Financial Statements, will be) prepared in accordance with GAAP consistently applied (except, in the case of the Unaudited Financial Statements and the Pre-Closing Financial Statements, for the absence of footnotes (that, if presented, would not differ materially from those included in the most recent Audited Financial Statements) and normal recurring year end adjustments (the effect of which will not, individually or in the aggregate, be material), or as otherwise set forth on Schedule 2.7) and, subject to such exceptions, fairly present in accordance with GAAP the financial position of GRMC (including GHS) and the results of operations and changes in financial position and cash flows as of the dates and for the periods specified therein. The Financial Statements have been (and, in the case of the Pre-Closing Financial Statements, will be) prepared in accordance with the books and records of GRMC and GHS.

          2.7.2 Except as set forth in the Unaudited Financial Statements or in
Schedule 2.7, no Seller has any material liabilities or obligations (whether accrued, absolute, contingent or otherwise) other than current liabilities incurred in the ordinary course of business since the Interim Balance Sheet Date.

          2.7.3 Sellers maintain a system of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

          2.7.4 Since January 1, 2004, neither GRMC nor GHS, nor, to the Knowledge of Sellers, any director, officer, employee, auditor, accountant or representative of GRMC or GHS, has received or has otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of such Seller or its internal control over financial reporting, including any complaint, allegation, assertion or claim that such Seller has engaged in questionable or improper accounting practices.

     SECTION 2.8 ACCOUNTS RECEIVABLE. The Accounts Receivable reflected on the Interim Balance Sheet or the accounting records of GRMC and GHS as of the Closing represent or will represent valid obligations for monies due for goods sold and delivered or services actually performed by GRMC and GHS in the ordinary course of business. The respective reserves in respect of Accounts Receivable, including allowances for bad debts, charity care and contractual adjustments, shown on the Interim Balance Sheet or in the accounting records of GRMC and GHS as of the Closing are or will be calculated consistent with past practice in accordance with GAAP and, in the case of the reserves in the accounting records of GRMC and GHS as of the Closing, will not represent a lower percentage of the Accounts Receivable than the reserve reflected in the Interim Balance Sheet.

     SECTION 2.9 EVENTS SUBSEQUENT TO THE DATE OF THE AUDITED FINANCIAL STATEMENTS. Since the date of the Audited Financial Statements, Sellers have operated the Acquired Businesses in the ordinary course of business, GRMC has not sold or agreed to sell any ownership interest held by GRMC in the Seller JV Entities, and, except as set forth in Schedule 2.9, none of Sellers has:

                    (i) issued any stock, bond or other corporate security;

                    (ii) issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations in excess of $25,000;

                    (iii) discharged or satisfied any Encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Audited Financial Statements and current liabilities incurred since the date of the Audited Financial Statements in the ordinary course of business;

                    (iv) declared or made any payment or distribution to shareholders or members thereof or purchased or redeemed any shares of its capital stock or its membership interests;

                    (v) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, other than leases in the ordinary course of business with respect to space located in the Medical Mall;

                    (vi) sold, assigned or transferred any of the tangible assets of such Seller other than dispositions of obsolete tangible personal property in the ordinary course of business or sale or transfers of inventory in the ordinary course of business, or cancelled any debt or claim;

                    (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset of such Seller;

                    (viii) suffered any loss of property in excess of $25,000 (whether or not covered by insurance) or waived, cancelled or compromised any right or claim (or series of rights or claims) in excess of $25,000 whether or not in the ordinary course of business;

                    (ix) granted any increase in the base compensation of, or paid any bonuses or other compensation, to any of its officers and employees outside of the ordinary course of business;

                    (x) adopted, amended or increased the payments or benefits under any Employee Benefit Plan, outside of the ordinary course of business;

                    (xi) made any material change in the manner of its business or operations including any change in accounting principles and practices;

                    (xii) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby;

                    (xiii) made any capital investment in, any loan or advances to or acquired the securities or assets of, any other Person either involving more than $25,000 or outside the ordinary course of business;

                    (xiv) experienced a Material Adverse Effect; or

                    (xv) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.10 TRADEMARKS, PATENTS AND OTHER RIGHTS. Schedule 2.10 sets forth a list and brief description of all material Intellectual Property owned or licensed by Sellers in the conduct of the Acquired Businesses (excluding "clickwrap" or "shrinkwrap" agreements contained in or pertaining to "off the shelf" software or terms of use or service for any website). To the Knowledge of Sellers, none of Sellers infringes upon or unlawfully uses any intellectual property owned by another Person. None of Sellers currently utilizes any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by it in its business operations and, to Sellers' Knowledge, none of Sellers infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by each Person. Each of Sellers owns, has a valid license to use or has the right validly to use all Intellectual Property (including, without limitation, all "clickwrap" or "shrinkwrap" agreements contained in or pertaining to "off the shelf" software or terms of use or service for any website) necessary to carry on its business substantially as currently conducted and possesses a sufficient number of software licenses to operate its business as currently conducted.

     SECTION 2.11 LEGAL PROCEEDINGS. Except as disclosed in Schedule 2.11, there are no Proceedings instituted or pending, or to Sellers' Knowledge, overtly threatened, (i) by or against any of Sellers or that to Sellers' Knowledge otherwise may have a Material Adverse Effect on the Acquired Businesses or any of the Acquired Assets, or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. There are no Orders outstanding, or, to the Knowledge of Sellers, overtly threatened (a) against any of Sellers or that otherwise may have a Material Adverse Effect on the Acquired Businesses or any of the Acquired Assets; or (b) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. Except as disclosed in Schedule 2.11, to Sellers' Knowledge, (x) there are no Proceedings instituted, pending or overtly threatened, by or against any of the Seller JV Entities and (y) there are no Orders outstanding or overtly threatened against any of the Seller JV Entities.

     SECTION 2.12 TAXES. Each of Sellers has filed all federal, state, parish and local tax returns, declarations, reports and information returns or statements (collectively, "TAX RETURNS") relating to Taxes including, without limitation, income, sales, franchise, single business, payroll, premium, withholding, informational and personal property tax returns, required to be filed by it, and all such Tax Returns were accurate and complete in all material respects. Each of Sellers has paid or made adequate provision for the payment of all Taxes (whether or not shown on any Tax Return) owed by it. No claims for additional Taxes are pending with respect to the fiscal year ended August 31, 2005, or for any fiscal years prior thereto. None of Sellers is a party to any pending Proceeding, nor, to Sellers' Knowledge, is any such Proceeding threatened, by any Governmental Authority for the assessment or collection of Taxes. To Sellers' Knowledge, no claim has ever been made by any Governmental Authority in which, or with which, Sellers do not file Tax Returns that any Seller is or may be subject to taxation by that jurisdiction. Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No Seller is a party to any Tax allocation or sharing agreement. No Seller (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than GRMC and GHS) under Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise

     SECTION 2.13 CONTRACTS AND OTHER COMMITMENTS. Schedule 2.13 lists all of the written Material Seller Contracts and provides a written description of any oral Material Seller Contracts. To Sellers' Knowledge, except as set forth in
Schedule 2.13, each Material Seller Contract is a valid and binding obligation of each of the parties thereto, enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and except for limitations upon the availability of equitable remedies, including specific performance). Each Seller and, to Sellers' Knowledge, except as set forth in Schedule 2.13, each other party to each Material Seller Contract is, and at all times since January 1, 2004, has been, in material compliance with all applicable terms and requirements of each Material Seller Contract. Since January 1, 2004, except as set forth in Schedule 2.13, no Seller has given to, or received from, any other party to any Material Seller Contract, any written notice or other communication regarding any actual or alleged breach of or default under any Material Seller Contract by any Seller or any other party to such Material Seller Contract. True and complete copies of each of the Assumed Contracts and Material Seller Contracts have been delivered or made available to Buyer.

     SECTION 2.14 EMPLOYEE BENEFIT PLANS.

          2.14.1 Each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained, contributed to or required to be contributed to by a Seller or any Commonly Controlled Entity for the benefit of current, former and retired employees, independent contractors or agents (the "SELLER ERISA PLANS") and each other plan, contract, program or arrangement maintained, contributed to or required to be contributed to by a Seller or any Commonly Controlled Entity for the benefit of current, former and retired employees (the "SELLER BENEFIT ARRANGEMENTS"), independent contractors or agents complies in all material respects and has been administered in all material respects according to its terms and all applicable Legal Requirements, including ERISA, and no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) or termination has occurred with respect to any such plan or arrangement and no Seller has any material liability to any Governmental Authority or other Person in connection therewith. Copies or descriptions of each Seller ERISA Plan and Seller Benefit Arrangement (and, where applicable, the most recent summary plan description, actuarial report, determination letter, annual report (Form 5500) and trust agreement relating to such Seller ERISA Plan and Seller Benefit Arrangement) have been made available for review prior to the date hereof.
Schedule 2.14.1 provides a list of each Seller ERISA Plan and Seller Benefit Arrangement.

          2.14.2 Except as set forth on Schedule 2.14.2, no Seller nor any Commonly Controlled Entity contributes to or has an obligation to contribute to, nor has any Seller, or any Commonly Controlled Entity, at any time within six
(6) years prior to the Closing Date contributed to or had an obligation to contribute to, either (i) a multiemployer plan within the meaning of Section 3(37) of ERISA, (ii) any plan subject to Title IV of ERISA or (iii) any defined benefit pension plan.

     SECTION 2.15 INSURANCE. Schedule 2.15 sets forth a complete and accurate list of all insurance policies under which any of the assets or properties of any of Sellers is covered or otherwise relating to the Acquired Businesses. Such insurance policies are in full force and effect on a "claims made" basis or an "occurrence" basis, as indicated on Schedule 2.15, with no premium arrearage, and each Seller has paid all premiums due, and has otherwise performed all of its obligations under, each such insurance policy. None of Sellers has received any notice canceling or materially amending any of such insurance policies, and to Sellers' Knowledge, no such cancellation or amendment is threatened.

     SECTION 2.16 EMPLOYEES.

          2.16.1 Schedule 2.16 contains a complete list (as of the date therein) of all current employees of GRMC and GHS and rates of pay, fringe benefits, bonuses and other compensation arrangements, accrued vacation, sick pay and other paid time off and service credited for vesting for purposes of the Plans, the date of hiring and job title of each such person, and indication as to whether such person works on or off the Hospital campus.

          2.16.2 There is no collective bargaining agreement in effect between GRMC or GHS and any labor unions or organizations representing any of the employees of GRMC or GHS. Neither GRMC nor GHS has at any time experienced any organized slowdown, work interruption strike or work stoppage by any of its employees, and, to the knowledge of Sellers, there is no strike, labor dispute or union organization activities pending or threatened affecting GRMC or GHS.

          2.16.3 Except as set forth in Schedule 2.16, the employment of each employee of GRMC or GHS is terminable at the will of GRMC or GHS, and neither GRMC nor GHS is a party to any employment, non-competition or severance contract or agreement with any employee of GRMC or GHS.

          2.16.4 Each of GRMC and GHS is and has been in compliance in all material respects with all applicable Legal Requirements regarding employment and employment practices, terms and conditions of employment, wages and hours, anti-discrimination and occupational health and safety, including laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, as amended, and the employment of non-residents under the Immigration Reform and Control Act of 1986, as amended.

     SECTION 2.17 ENVIRONMENTAL. Except as set forth on Schedule 2.17 hereto:

          2.17.1 Sellers are, and to Seller's Knowledge at all times have been, in material compliance with all applicable Environmental Laws. To Sellers'
Knowledge: (a) during each Seller's respective period of ownership or operation of any Real Property, that Seller has been in material compliance with all applicable Environmental Laws; or (b) any material noncompliance is listed on
Schedule 2.17 and has been remediated in accordance with applicable Environmental Laws. To Sellers' Knowledge, all tenants or other persons or entities that use any portion of any Real Property of Sellers or any improvements thereon included in the Acquired Businesses are conducting their operations in material compliance with all applicable Environmental Laws.

          2.17.2 Since January 1, 2004, no Seller has received any request for information, notice of claim, demand or other notification regarding any potential liability under or violation of any Environmental Laws, and Sellers have no Knowledge that any Seller is or may be in material violation of any Environmental Law or may be potentially responsible with respect to any investigation or clean-up of any Hazardous Materials.

          2.17.3 During each Seller's respective period of ownership or operation of Real Property, that Seller has not, and to Sellers' Knowledge, no other Person has, disposed, discharged, caused a Release (as defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.), injected or otherwise placed any

Hazardous Materials into, on or under the soils, surface water or groundwater at, on, under or from any portion of any Real Property of Sellers or improvements thereon, except for any Release of Hazardous Materials incidental to and in the ordinary course of operating the Acquired Businesses and then in compliance with applicable Environmental Laws. To Sellers' Knowledge, no portion of any structures on any of the Acquired Assets contain any asbestos that is not fully encapsulated. Sellers have no Knowledge of a Release of any Hazardous Materials at, on, under or from any Real Property of Sellers that could subject an owner or operator of such Real Property to any claim or liability or that could reasonably be expected to require investigation, removal or remediation.

          2.17.4 Sellers do not store, generate or handle, nor do Sellers allow any tenant or other person to store, generate or handle, any Hazardous Materials at, on or under any of the Real Property of Sellers or improvements thereon except for such Hazardous Materials that are stored or handled incidental to and in the ordinary course of operating the Acquired Businesses and then in material compliance with Environmental Laws.

          2.17.5 To Sellers' Knowledge, no underground storage tanks, aboveground storage tanks or drums of Hazardous Materials are present on any portion of any of the Real Property of Sellers or improvements thereon.

          2.17.6 Sellers have obtained, and are and have been in material compliance with, all Licenses required by any Environmental Laws for the operation of the Acquired Businesses, and all such Licenses are current and in full force and effect.

          2.17.7 Sellers have delivered or made available to Buyer, to the extent in the possession or reasonable control of Sellers, true and complete copies and results of any environmental reports, studies, audits, analyses, tests or monitoring pertaining to any Real Property of Sellers or improvements included in the Acquired Businesses.

     SECTION 2.18 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in
Schedule 2.18, (i) no shareholder, member, director or officer of any Seller (any such individuals, a "RELATED PERSON"), or, to the knowledge of Sellers, any Affiliate or member of the immediate family of any Related Person, is, or since January 1, 2004 has been, involved in any material business arrangement or relationship with any Seller, other than employment arrangements entered into in the ordinary course of business, and (ii) no Related Person or, to the knowledge of Sellers, any Affiliate or member of the immediate family of any Related Person, owns or holds, or since January 1, 2004 has owned or held, any property or right, tangible or intangible, used by any of Sellers in the conduct of the Acquired Businesses.

     SECTION 2.19 GOVERNMENT REIMBURSEMENT PROGRAM PARTICIPATION.

          2.19.1 The Facilities and other Acquired Businesses, as applicable, are qualified for participation in the Medicare, Medicaid and TRICARE programs ("GOVERNMENT REIMBURSEMENT PROGRAMS"), have current and valid provider contracts with such Government Reimbursement Programs, are in material compliance with the conditions of participation in such Government Reimbursement Programs, and have received all approvals or qualifications necessary for reimbursement by such Government Reimbursement Programs. Copies of all existing Medicare, Medicaid and TRICARE provider Contracts of the Facilities and other Acquired Businesses, as applicable, have been provided or made available to Buyer. Schedule 2.19.1 sets forth a list of all provider numbers of Sellers under any provider Contracts with Government Reimbursement Programs and other third party payors, including any insurance company or health care provider (such as a health maintenance organization, preferred provider organization, or any other managed care program) ("PAYORS"), all of which are in full force and effect.

          2.19.2 Each of the Facilities and other Acquired Businesses, as applicable, are duly accredited, with no contingencies (except as set forth on Schedule 2.19.2), by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for the periods set forth on Schedule 2.19.2. Copies of the most recent accreditation letters from JCAHO pertaining to each of the Facilities and other Acquired Businesses, as applicable, have been made delivered or made available to Buyer. Sellers have delivered or made available to Buyer true and correct copies of the most recent Statements of Deficiencies and Plan of Correction on Form CMS-2567 for each of the Facilities and other Acquired Businesses, as applicable.

          2.19.3 None of Sellers nor any of their respective officers, directors, managing employees, or controlling shareholders are excluded from participation in the Government Reimbursement Programs, nor, to Sellers' Knowledge, is there any such exclusion threatened or any basis for such exclusion.

          2.19.4 Except as set forth on Schedule 2.19.4, since August 31, 2000, none of Sellers has received any notice from any of the Governmental Reimbursement Programs, or any other third-party payor programs, of any pending or threatened investigations, or surveys, and Sellers have no Knowledge that any such investigations or surveys are pending, threatened, or imminent, or that there is any basis for any such investigation or survey.

          2.19.5 All cost reports of the Facilities and other Acquired Businesses, as applicable, have been filed when due, and all payments reflected as due to or from any Seller thereunder have been made, and, such cost reports do not claim, and neither the Facilities and other Acquired Businesses, as applicable, nor any Seller has received, any payment or reimbursement in excess of amounts allowed by Legal Requirements or any applicable Contract. True and exact copies of all cost reports filed by or on behalf of the Facilities and other Acquired Businesses, as applicable, since August 31, 2000, together with all material correspondence with respect thereto, have been provided or made available to Buyer. None of Sellers has received any notice of any dispute with any Governmental Authority, any fiscal intermediary or any other party regarding any cost report, which has not been resolved, and any required payment made.

     SECTION 2.20 MEDICAL STAFF. Sellers have delivered or made available to Buyer, with respect to the Acquired Businesses, as applicable, (a) true and correct copies of the blank forms generally used with respect to medical staff privilege and membership application or delineation of privilege; (b) all current medical staff bylaws, rules and regulations and amendments thereto respecting each of the Acquired Businesses; and (c) a list of all current members of the medical staff of each Facility. Except as disclosed in Schedule 2.20, there are no pending or, to Sellers' Knowledge, threatened adverse actions with respect to any medical staff members of any of the Acquired Businesses or any applicant thereto for which a medical staff member or applicant has requested a judicial review hearing which has not been scheduled or has been scheduled but has not been completed. There are no pending, or to Sellers' Knowledge, threatened material disputes with medical staff applicants, medical staff members or allied health professionals of any Facility, and all appeal periods in respect of any such medical staff member or applicant against whom an adverse action has been taken have expired. To Sellers' Knowledge, within the last two (2) years, neither Sellers nor any member of the Hospital's medical staff have performed or permitted the performance of any experimental or research procedures or studies involving patients in the Hospital.

     SECTION 2.21 HILL-BURTON CARE. Except as disclosed on Schedule 2.21, none of the Acquired Businesses has received any loans, grants or loan guarantees pursuant to the Hill-Burton Act (42 U.S.C. Section 291a, et seq.), the Health Professions Educational Assistance Act the Nurse Training Act, the National Health Pharmacy and Resources Development Act, or the Community Mental Health Centers Act, as amended, or any other Legal Requirement or governmental program whatsoever and the transactions contemplated hereby will not result in any obligation on the part of the Buyer to repay any such loans, grants or loan guarantees or provide uncompensated care in consideration thereof.

     SECTION 2.22 FEES AND COMMISSIONS. Other than certain fees to be paid by Sellers to Houlihan Lokey Howard & Zukin, no Seller has agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Sellers in connection with this Agreement and the transactions contemplated hereby.

     SECTION 2.23 DISCLOSURE. To Sellers' Knowledge no representation or warranty by Sellers in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Sellers pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     SECTION 2.24 RELIANCE. No Seller has relied upon any representation or warranty regarding Buyer or any matters relating to Buyer or any of its Affiliates, other than the representations and warranties contained in this Agreement, or in any certificate, exhibit, schedule or other document required to be executed or delivered to such Seller pursuant to the terms of this Agreement.

     SECTION 2.25 GRMC NOT A SPECIALTY HOSPITAL. GRMC is not a Specialty
Hospital.

     SECTION 2.26 SELLER JV ENTITIES. Subject to Section 4.16, with respect to each of the Seller JV Entities, other than NLCI and GHH, Sellers make the representations and warranties contained in Sections 2.1.1, 2.3, 2.5, 2.11, 2.12 and 2.19, effective as of the Certification Date, in each case to the best of Sellers' Knowledge; provided, however, that with respect to any of the Seller JV Entities that is not a corporation, (i) the representations and warranties contained in Section 2.1.1 shall be as to such entity's status as a partnership, limited liability company or limited partnership, as applicable and (ii) the representations and warranties contained in Section 2.3 shall be as to the applicable organizational documents of such entity.

     SECTION 2.27 NLCI AND GHH. Subject to Section 4.16, with respect to NLCI and GHH, Sellers make the representations and warranties contained in Sections 2.1.1, 2.3, 2.5, 2.11, 2.12 and 2.19 as to NLCI and GHH, effective as of the Certification Date; provided, however, that (i) the representations and warranties contained in Sections 2.1.1 and 2.3 are to the best of Sellers' Knowledge, (ii) the representations and warranties contained in Section 2.1.1 shall be as to NLCI's and GHH's status as a limited liability company and (iii) the representations and warranties contained in Section 2.3 shall be as to the organizational documents for NLCI and GHH.

                                   ARTICLE 3.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

     SECTION 3.1 ORGANIZATION, POWER AND AUTHORITY.

          3.1.1 Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is or by Closing will be duly qualified to do business as a "foreign" limited partnership and is in good standing under the laws of the State of Louisiana.

          3.1.2 Buyer has full power and authority to execute, deliver and perform the obligations and covenants set forth in this Agreement and Buyer's Closing Documents and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Buyer's Closing Documents by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally. Each of Buyer's Closing Documents, when duly executed and delivered by Buyer and the other parties thereto, will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its respective terms, subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

     SECTION 3.2 FINANCIAL RESOURCES. Buyer has sufficient financial resources, and at the Closing Buyer will possess sufficient funds, to permit Buyer to deliver the Cash Purchase Price in accordance with Section 1.5, subject to satisfaction of the conditions precedent to Buyer's obligations to close the transactions contemplated by this Agreement.

     SECTION 3.3 NO BREACH. Except as set forth in Schedule 3.3, neither the execution and delivery of this Agreement and related agreements contemplated herein by Buyer nor the consummation or performance of the transactions contemplated hereby will, directly or indirectly (with or without notice of lapse of time), (i) conflict with or result in the breach or violation of the certificate of limited partnership or limited partnership agreement of Buyer,
(ii) conflict with or result in the breach or violation of any provisions of any material contract or agreement or any Order of any Governmental Authority, in each case to which Buyer is a party or by which its assets or properties are bound, or cause any acceleration thereof, (iii) result in the creation or imposition of any Encumbrance whatsoever upon any of the properties or assets of Buyer, or (iv) contravene, conflict with, or result in a violation in any material respect of any Legal Requirements. Except (i) for applicable requirements under the HSR Act, if any, and (ii) as set forth in Schedule 3.3, Buyer is not required to give any notice to or obtain any consent from any Governmental Authority or from any other Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.4 LEGAL PROCEEDINGS. There are no Proceedings instituted or pending, or to Buyer's knowledge, overtly threatened against Buyer that challenge, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby. There are no Orders outstanding, or, to Buyer's knowledge, overtly threatened against Buyer that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby.

     SECTION 3.5 DISCLOSURE. To Buyer's Knowledge no representation or warranty by Buyer in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Buyer pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

     SECTION 3.6 FEES AND COMMISSIONS. Buyer has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby.

     SECTION 3.7 RELIANCE. Buyer has not relied upon any representation or warranty regarding Sellers, the Acquired Assets, the Acquired Businesses, and/or the Facilities or any other matters relating to Sellers or any of their Affiliates, other than the representations and warranties contained in this Agreement, or in any certificate, exhibit, schedule or other document required to be executed or delivered to Buyer pursuant to the terms of this Agreement.

                                   ARTICLE 4.
                        PRE-CLOSING AND CLOSING COVENANTS

     SECTION 4.1 MAINTENANCE OF PROPERTIES AND BUSINESS. Between the date hereof and Closing Sellers shall carry on the Acquired Businesses in the ordinary course of business (including collecting receivables and paying payables) and substantially in the same manner as previously conducted and to conduct the Acquired Businesses so as to maintain the properties and business of Sellers to preserve the business organization and the goodwill of customers, suppliers and employees of Sellers and other Persons having business relationships with Sellers. Except as otherwise herein provided or otherwise in the ordinary course of business, without the prior written consent of Buyer, none of Sellers shall between the date hereof and Closing:

          4.1.1 Fail to make capital expenditures substantially in accordance with the schedule of budgeted capital expenditures attached hereto as Schedule
4.1.1 (the "CAPITAL EXPENDITURES BUDGET");

          4.1.2 Make any capital expenditure in excess of $25,000 per transaction or $100,000 in the aggregate, except as set forth in the schedule of Capital Expenditures Budget;

          4.1.3 Make any distribution to its members, stockholders or partners, as applicable;

          4.1.4 Amend its governing documents except as otherwise provided by this Agreement;

          4.1.5 Make any material change in the operations of its businesses, including any changes in accounting principles and practices;

          4.1.6 Acquire any other business or interest therein;

          4.1.7 Buy or sell any amount of capital stock or other ownership interest in any Person, or otherwise change its capital structure, except as otherwise provided by this Agreement;

          4.1.8 Grant any options, warrants, or other rights to acquire equity or debt;

          4.1.9 Increase the compensation of any director, officer, or employee other than regularly scheduled increases consistent with an existing compensation program and past practices;

          4.1.10 Mortgage, sell, lease, transfer, donate, dispose of or distribute any of its assets having a fair market value in excess of $25,000 in any single transaction or $100,000 in the aggregate, except as set forth on
Schedule 4.1.10;

          4.1.11 Execute, amend or terminate any Material Seller Contract to which it is a party, except as set forth on Schedule 4.1.11;

          4.1.12 Settle any material Proceeding, including any administrative agency matter;

          4.1.13 Incur or guarantee any Indebtedness in excess of $50,000 in any single transaction or $100,000 in the aggregate or make any loans;

          4.1.14 Take any action that would result in a breach of Section 2.9;
or

          4.1.15 Agree to do any of the foregoing.

     SECTION 4.2 ACCESS TO INFORMATION. Prior to Closing, Sellers shall permit Buyer and its counsel, accountants, and other representatives reasonable access during normal business hours to all of the properties, books, contracts, commitments, and records of Sellers and to furnish such statements (financial and otherwise), records, reports, documents, and other information concerning the operations of Sellers as Buyer and its counsel reasonably request from time to time. To the extent requested by Buyer, Sellers shall cause Sellers to request their accountants, attorneys, and other representatives to cooperate with the representatives of Buyer in connection with the right of access granted herein.

     SECTION 4.3 NOTICE OF BREACH. Prior to Closing, each Party shall promptly give notice to the other Parties of the discovery of any fact or condition or occurrence of any event, or the failure of any event to occur, that results in a breach of any representation or warranty of such party or a failure by it to comply with any covenant, condition or agreement contained herein. If any such fact or condition requires any change to the schedules prepared by Sellers, Sellers shall promptly deliver to Buyer a supplement to such schedules specifying such change. No disclosure pursuant to this Section 4.3 will cure any past breach of any representation or warranty or covenant set forth herein.

     SECTION 4.4 CONDITIONS; CONSENTS AND APPROVALS.

          4.4.1 Following the execution of this Agreement, each Party will give the notices to, make the filings with and use its commercially reasonable efforts to obtain the authorizations, consents, and approvals of Governmental Authorities, including as required (i) under the HSR Act, (ii) by the Louisiana Attorney General or (iii) in connection with the submission of a public referendum to the voters of the HSD, and any other third party consents or referendums required to be obtained by such Party in order to consummate the transactions contemplated hereby.

          4.4.2 Without limiting the generality of the foregoing, (i) each Party shall make or cause to be made the applications or filings required to be made by it under or with respect to any Legal Requirements or by any Governmental Authorities in connection with the authorization, execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby, as promptly as is reasonably practicable, and in any event within thirty (30) days after the date hereof, (ii) each Party shall pay any fees due by such Party in connection with such applications or filings, (iii) each Party shall use its commercially reasonable efforts to comply at the earliest practicable date with any request under or with respect to the HSR Act or any other Legal Requirements or by any Governmental Authorities for additional information, documents or other materials received from the Federal Trade Commission or the Department of Justice or any other Governmental Authorities in connection with such applications or filings and the transactions contemplated by this Agreement and
(iv) each Party shall coordinate and cooperate with, and give due consideration to all reasonable additions, deletions or changes suggested in connection with, making (a) any filing made under or with respect to the HSR Act or any such other Legal Requirements at the request of any Governmental Authorities, and (b) any filings, conferences or other submissions related to resolving any investigation or other inquiry by any such Governmental Authorities. Buyer shall promptly request early termination of any applicable waiting periods under the HSR Act.

          4.4.3 Each Party shall, and shall cause its Affiliates to, furnish to each other Party all information necessary for any such application or other filing to be made in connection with the transactions contemplated by this Agreement. Each Party shall promptly inform the


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

others of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Authority regarding any such application or filing. If a Party hereto intends to independently participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry, then such Party shall give the others reasonable prior notice of such meeting. The Parties shall coordinate and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings under or relating to any such application or filing.

     SECTION 4.5 COMMUNICATIONS. Each Party will promptly advise each other Party of all material, written communications which it receives from a third-party pertaining to the transactions contemplated by this Agreement, including such communications which it receives from Governmental Authorities.

     SECTION 4.6 EXCLUSIVITY. Until the earlier of the Closing Date or the date that this Agreement is terminated by its terms, Sellers will not, and will cause each of their respective Affiliates, representatives, officers, employees, directors or agents not to, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss any proposal or offer from any Person (other than Buyer and its Affiliates in connection with the transactions contemplated hereby) or enter into any agreement or accept any offer relating to or consummate any (a) reorganization, liquidation, dissolution or recapitalization of any of Sellers, (b) merger or consolidation involving any of Sellers, (c) purchase or sale of equity securities (or any rights to acquire, or securities convertible into or exchangeable for, any such equity securities) of all or substantially all of the assets of any of Sellers, or (d) similar transaction or business combination involving any of Sellers or their business or assets (each of the foregoing transactions described in clauses (a) through (d), a "COMPANY TRANSACTION") or (ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person (other than Buyer and its Affiliates) to do or seek to do any of the foregoing. Sellers agree to notify Buyer promptly, and in any event, within seventy-two (72) hours, if any Person makes any bona fide proposal, offer, inquiry or contact with respect to a Company Transaction and all material terms with respect to such Company Transaction.

     SECTION 4.7 PRE-CLOSING FINANCIAL STATEMENTS. Until the Closing Date, GRMC and GHS shall deliver to Buyer within fifteen (15) days after the end of each month a copy of their unaudited consolidated monthly financial statements as of the end of such month and for the fiscal period then ended prepared in a manner and containing information consistent with Sellers' Accounting Practices and Procedures.

     SECTION 4.8 TITLE COMMITMENT; SURVEYS; LEASE TERMINATION.

          4.8.1 Within thirty (30) days after the date of this Agreement, Buyer shall obtain and deliver to Sellers, for each parcel of Owned Real Property (i) a Title Commitment which shall (a) be for a Title Policy in an amount equal to such amount as the Buyer reasonably determines to be the fair market value of each such parcel, naming Buyer as insured and committing to insure good and marketable fee simple title to such Real Property in Buyer's name, and (b) include the Title Company's requirements for issuing the Title Policy, and (ii) copies of any documents appearing as exceptions to title in the Title Commitment or as


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

requirements to the issuance of a Title Policy pursuant to the Title Commitment. The Title Policy will (i) provide for extended coverage deleting the standard and general printed exceptions, with any matters covered by the so-called standard printed "survey exception" to be specifically referenced to as being shown by the Surveys, (ii) provide for the issuance of a Mortgage Title Policy (if requested by Buyer), and (iii) contain such endorsements as Buyer or any lenders of Buyer shall reasonably require.

          4.8.2 Not later than ninety (90) days after the date of this Agreement, Buyer shall obtain and deliver to Sellers Surveys for each parcel of Owned Real Property.

          4.8.3 If any of the following occur (each, an "OBJECTION"):

               4.8.3.1 any Title Commitment or other evidence of title or search of the appropriate real estate records discloses that any party other than a Seller has title to the insured estate covered by the Title Commitment;

               4.8.3.2 any title exception is disclosed in Schedule B to any Title Commitment that Buyer reasonably believes could materially and adversely affect Buyer's use and enjoyment of the Owned Real Property described therein, including any exceptions pertaining to Encumbrances securing any loans that do not constitute an Assumed Liability but excluding any exceptions (other than with respect to Section 1338 Waivers) that Sellers certifying in writing that Sellers will cause to be deleted from the Title Commitment on or prior to the Closing; or

               4.8.3.3 any Survey discloses any matter which Buyer reasonably believes could materially and adversely affect Buyer's use and enjoyment of the Owned Real Property described therein;

then, Buyer shall notify Sellers in writing of any such Objections within fifteen (15) days after the later of Buyer's receipt of the Title Commitment and all of the Surveys (the "TITLE REVIEW DATE"). In the event that the Title Company amends or updates the Title Commitment after the Title Review Date (each, a "TITLE COMMITMENT UPDATE"), Buyer shall furnish Sellers with a copy of the title commitment update and a written statement of Objections to any matter first raised in a Title Commitment Update within ten (10) days after its receipt of such Title Commitment Update (each, a "TITLE UPDATE REVIEW PERIOD"). Except as otherwise set forth herein, if Buyer fails to notify Sellers in writing of any Objections in the Title Commitment or Survey prior to the Title Review Date, or to any matter first disclosed in a Title Commitment Update prior to the end of the Title Update Review Period, as applicable, Buyer shall be deemed to have approved such matters which shall be considered to be Permitted Real Property Encumbrances as set forth in Section 4.8.6 below.

          4.8.4 If Sellers receive a timely Objection in accordance with Section 4.8.3, Sellers shall use commercially reasonable efforts to cure each Objection and take all steps required by the Title Company to eliminate each Objection as an exception to the Title Commitment, but, subject to Section 4.8.5 below, shall not be obligated to spend more than $50,000 in the aggregate to cure all such Objections.


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

          4.8.5 Notwithstanding anything contained herein to the contrary, Sellers shall in any event be obligated to cure any matters, whether or not the Buyer identifies the same as an Objection, and regardless of cost to Sellers,
(i) that are mortgage or deed of trust liens or security interests against the Owned Real Property other than taxes and assessments not yet due, or that otherwise are Encumbrances that would be removed upon the payment of money, or
(ii) that have been placed against the Owned Real Property after the date of this Agreement and that are not otherwise permitted pursuant to the provisions hereof, and, except as otherwise agreed to in writing by Buyer, such matters will not be deemed to be Permitted Real Property Encumbrances.

          4.8.6 At the Closing, Sellers shall convey title to the Owned Real Property owned by Sellers subject to no exceptions other than (collectively, the "PERMITTED REAL PROPERTY ENCUMBRANCES"):

               4.8.6.1  Matters created by or with the written consent of Buyer;

               4.8.6.2 Liens for real estate taxes and assessments not yet due; and

               4.8.6.3 Any exceptions disclosed by the Title Commitments or Surveys which are approved or deemed approved by Buyer in accordance with this Section 4.8.

          4.8.7 The cost of the Title Commitments and the Title Policy, together with any search or abstract fees and endorsements, and any Surveys shall be shared equally between Buyer and Sellers, with Buyer responsible for fifty percent (50%) of all such costs and Sellers responsible for fifty percent (50%) of all such costs.

          4.8.8 Prior to or simultaneously with the Closing, Sellers shall cause that certain Amended and Restated Lease Agreement dated as of May 1, 1996, between HSD, as landlord, and GRMC, as tenant (the "HOSPITAL LEASE"), to be terminated.

     SECTION 4.9 CIRCLE DRIVE LOTS. Sellers shall use their commercially reasonable efforts to obtain Section 1338 Waivers with respect to the Circle Drive Lots prior to Closing. In the event Sellers are unable to obtain such
Section 1338 Waivers with respect to any Circle Drive Lots as of the Closing, Buyer and HSD shall enter into a lease with respect to each such Circle Drive Lot for a term of fifty (50) years, with the rental deemed paid in lump sum payment as part of the Purchase Price and on other terms and conditions otherwise reasonably acceptable to Sellers and Buyer. In such event, following the Closing, Sellers shall file Proceedings, and shall thereafter diligently use commercially reasonable efforts to pursue those Proceedings to a final, nonappealable judgment, to quiet title with respect to each such Circle Drive Lot, free and clear of any rights of an HSD Vendor to acquire title to the applicable Circle Drive Lots or otherwise to exercise any rights of rescission, first offer or other claim or interest in such a Circle Drive Lot under the provisions of Section 1338 (such a final, nonappealable judgment as to HSD Vendor rights under Section 1338 being referred to as a "SECTION 1338 JUDGMENT"). If and when there is entry of a Section 1338 Judgment with respect to a particular Circle Drive Lot, the lease regarding such Circle Drive Lot shall terminate upon HSD transferring title to such Circle Drive Lot to Buyer by a Deed in substantially the form attached as Exhibit E and otherwise on the terms set forth in Sections 5.11,

5.12 and 5.13.3, in exchange for the payment by Buyer to HSD of the consideration assigned to such lot on Schedule 1.5.2(d).

     SECTION 4.10 INSURANCE RATINGS. From the date of this Agreement until the Closing Date, Sellers shall take all actions reasonably requested by Buyer to enable Buyer, at Buyer's expense, to succeed to the Workers' Compensation and Unemployment Insurance ratings of Sellers and the business of Sellers for insurance purposes; provided that Sellers make no representation or warranty that Buyer will be successful in such succession. Buyer shall not be obligated to succeed to any such rating, except as it may elect to do so.

     SECTION 4.11 ANNOUNCEMENTS. No press release or public announcement related to this Agreement or the transactions contemplated herein or, prior to the Closing, any other announcement or communication to the employees, consultants, customers or suppliers of Sellers, shall be issued or made by any Party hereto without the joint approval of Buyer and Sellers, unless required by applicable Legal Requirements (in the reasonable opinion of counsel) in which case Buyer and Sellers, as applicable, shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication.

     SECTION 4.12 EMPLOYEES.

          4.12.1 WARN Act. At Closing, Sellers shall deliver to Buyer a list as of the Closing Date setting forth the name of each employee of GRMC and GHS whose employment was terminated or whose hours were reduced by 50% or more during the 90 day period ending on the Closing Date and the reason for such termination or reduction. As of the Closing Date, Buyer will offer to employ all of the persons then actively employed (excluding those on disability, worker's compensation or otherwise not actively engaged in rendering services to GRMC or
GHS) by GRMC and GHS. Without limiting the foregoing, Buyer will offer to employ not less than such number of GRMC's and GHS's employees as shall be necessary to avoid any potential liability for a violation of the WARN Act attendant to a failure to notice such employees of a so-called "MASS LAYOFF" or "PLANT CLOSING" as defined in the WARN Act. Employees, if any, terminated by GRMC or GHS during the ninety (90) day period prior to the Closing Date (and with respect to which Sellers have provided Buyer with written notice as of the Closing) and Buyer's termination, if any, of any Transferred Employee within ninety (90) days subsequent to the Closing, shall be taken into consideration and Buyer's obligations hereunder shall extend to any WARN Act violations resulting from the aggregation of such terminations.

          4.12.2 Continuity. The employment opportunities offered to the employees of GRMC and GHS pursuant to Section 4.12.1 above will be on substantially the same terms and conditions (including compensation, job duties and responsibilities) as those on which such employees are employed by Sellers as of the Closing Date; provided, however, that (i) any offer of employment made by Buyer pursuant to Section 4.12.1 above will not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing Date employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment; and (ii) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at anytime for any reason (subject to any written commitments to the contrary made by Buyer or any such employee). Those of Sellers' employees who accept such offer of employment are referred to herein as "TRANSFERRED EMPLOYEES." Buyer shall recognize the entire length of the prior service with GRMC and GHS for the purposes of determining the eligibility of any Transferred Employee to participate in and receive benefits under Buyer's vacation, severance and health and medical benefits plans and programs (to the extent permitted by the applicable insurers), and for purposes of determining such Transferred Employee's eligibility to participate in and receive vesting (but not for purposes of benefit accrual) under Buyer's pension or retirement plans.

          4.12.3 Sellers' Employee Benefit Plans. Effective as of the Closing Date, Sellers, to the extent applicable, shall (i) retain or assume each Employee Benefit Plan and each related contract and trust and all associated assets, liabilities, and obligations, and neither Buyer nor any of its Affiliates shall assume or be liable for any of the obligations or liabilities under any Employee Benefit Plan, and (ii) make or cause to be made on behalf of all Sellers' employees all contributions due to be made under each Employee Benefit Plan for all periods prior to the Closing Date. Additionally, Sellers, at their sole cost and expense, shall take such actions as are necessary to make, or cause each Employee Benefit Plan to make, appropriate distributions to Sellers' employees in accordance with such Employee Benefit Plan and applicable Legal Requirements.

          4.12.4 COBRA. Sellers acknowledge and agree that Sellers, and not Buyer, shall be responsible for making COBRA continuation coverage (as described in Section 601 of ERISA) available to all persons who are classified as M & A qualified beneficiaries (as such term is defined in Treasury Regulation Section 54.4980B-9) as a result of the sale contemplated by this Agreement. If Sellers fail to provide the COBRA continuation coverage to any M & A qualified beneficiary as required in the preceding sentence, Buyer shall provide such COBRA continuation coverage; provided, that, Buyer would have been responsible to provide such coverage under the terms of Treasury Regulation 54.4980B-9 in the absence of the preceding sentence and provided, further, that Sellers shall be responsible to reimburse Buyer for the amount of benefits paid on behalf of such M & A qualified beneficiary for period of the COBRA continuation coverage in excess of the premiums charged to such M & A qualified beneficiary for such period.

     SECTION 4.13 EFFORTS TO CLOSE. Each Party shall use its commercially reasonable efforts to cause all of the conditions precedent to Buyer's and Sellers' obligations set forth in Article 5 and Article 6 to be satisfied, to the extent that such Party's action or inaction can control or influence the satisfaction of such conditions.

     SECTION 4.14 CONFIDENTIALITY. Each Party acknowledges and agrees that the Confidentiality Agreement shall survive the execution and delivery of this Agreement by the Parties hereto and that all information provided to the Parties or their representatives in accordance with this Agreement shall be subject to the terms of the Confidentiality Agreement.

     SECTION 4.15 COMPLETION OF SCHEDULES. Except for Schedule 1.5.2 and
Schedule 7.1, which have been agreed to by the Parties and attached to this Agreement, Sellers shall use their commercially reasonable efforts to complete the Disclosure Schedule on or before August 4, 2006 (the "SCHEDULE COMPLETION DATE"). From and after the date of this Agreement,

Buyer agrees to use its commercially reasonable efforts to provide comments to drafts of the individual schedules comprising the Disclosure Schedule promptly following receipt of such drafts from Sellers. In the event the Disclosure
Schedule is not complete as of the Schedule Completion Date or the Disclosure Schedule, as completed (other than Schedule 3.3, which is to be provided by Buyer), is not satisfactory to Buyer, in its sole discretion, Buyer's sole remedy shall be the right to terminate this Agreement pursuant to Section 9.1.6 hereof by delivering written notice to Sellers within five (5) days following the Schedule Completion Date. In the event Buyer does not deliver such notice, Buyer shall be deemed to have accepted the Disclosure Schedule.

     SECTION 4.16 CERTIFICATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. Sellers shall use their commercially reasonable efforts to make a certification to Buyer in writing as to the accuracy of the representations and warranties contained in Section 2.26 and Section 2.27 (the "CERTIFICATION") on or before the Schedule Completion Date. Sellers shall be deemed to have made such representations and warranties effective as of the date the Certification is delivered to Buyer (the "CERTIFICATION DATE"). In the event Sellers have not made the Certification as of the Schedule Completion Date or the Certification, as delivered, is not satisfactory to Buyer, in its sole discretion, Buyer's sole remedy shall be the right to terminate this Agreement pursuant to Section 9.1.6 hereof by delivering written notice to Sellers within five (5) days following the Schedule Completion Date. In the event Buyer does not deliver such notice, Buyer shall be deemed to have accepted the representations and warranties contained in Section 2.26 and Section 2.27 as certified by Sellers in the Certification.

                                   ARTICLE 5.
                     CONDITIONS TO THE OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate this Agreement and any other transaction contemplated by this Agreement are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article 2 shall be true, complete, and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of (i) the date of this Agreement and (ii) the Closing Date (without giving effect to any supplements to the Disclosure Schedules) with the same effect as though such representations and warranties had been made on and as of such date, and an officer of each of Sellers shall have certified to such effect to Buyer in writing.

     SECTION 5.2 PERFORMANCE. Sellers shall have performed and complied in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case, Sellers shall have performed or complied with in all respects) with all agreements and covenants contemplated herein that are required to be performed or complied with by Sellers prior to or at the Closing Date, and an officer of each of Sellers shall have certified to such effect to Buyer in writing.

     SECTION 5.3 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by Sellers in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     SECTION 5.4 ABSENCE OF MATERIAL ADVERSE EFFECT. There shall not have been any Material Adverse Effect since the date of this Agreement.

     SECTION 5.5 APPROVALS. All necessary regulatory approvals for the transactions contemplated by this Agreement, and all Licenses (or satisfactory assurance from the applicable Governmental Authorities that such License will be issued promptly following the Closing Date and be effective as of the Closing
Date) as are necessary to allow Buyer to own the Acquired Assets and to allow the continued operation of the Acquired Businesses following the Closing, shall have been obtained. Sellers and Buyer shall have complied with the waiting period requirements of the HSR Act, if applicable.

     SECTION 5.6 NO ACTION OR PROCEEDING. No Order of any Governmental Authority restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no Proceedings or investigations by or before, or otherwise involving, any Governmental Authority shall be threatened or pending against Sellers or Buyer which seeks to enjoin or prevent the consummation of the transactions contemplated under this Agreement or which seeks material damages in connection with the transactions contemplated hereby.

     SECTION 5.7 CONSENTS. All consents, approvals and notices which are set forth on Schedule 5.7 shall have been obtained or given.

     SECTION 5.8 CREDIT AGREEMENT. All required consents, approvals and/or waivers under that certain Amended and Restated Credit Agreement dated as of June 22, 2004, among IASIS Healthcare LLC, a Delaware limited liability company, IASIS Healthcare Corporation, a Delaware corporation, the Subsidiary Guarantors (as defined therein) the Lenders (as defined therein), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (each as defined therein) shall have been obtained.

     SECTION 5.9 FINANCIAL STATEMENTS. Buyer shall have received audited consolidated financial statements of GRMC and GHS for the year ending August 31, 2006, accompanied by an unqualified report thereon issued by a public registered accounting firm, that comply with and satisfy the representations contained in
Section 2.7 hereof.

     SECTION 5.10 INSURANCE. Sellers shall have provided evidence to Buyer of a minimum of three (3) years of tail coverage (Extended Reporting Endorsement), for Professional Liability coverage, on events that may have occurred prior to Closing, but are not reported until after Closing. The amount of insurance for the Tail (Extended Reporting Endorsement) will be no less than $100,000 per occurrence, with a deductible of not more than $75,000 per claim, for claims made after the Closing, for the primary Professional Liability limit of insurance coverage. The Sellers will also continue to participate and pay surcharges to the Louisiana Patient

Compensation Fund for a period of no less than three (3) years from the Closing Date, in order to continue to access the cap of $500,000 for medical malpractice in the state of Louisiana. Sellers shall have provided tail coverage (Extended Reporting Endorsement) on any other "claims made" coverages for a period of no less than three (3) years. "Claims made" coverages may include, but are not limited to, Excess Professional Liability, Employed Physicians' Medical Malpractice coverage, Directors' & Officers' Liability, Employment Practices Liability, and Environmental Liability. Sellers shall also name Buyer as an Additional Insured on all tail coverage (Extended Reporting Endorsements).

     SECTION 5.11 TITLE INSURANCE; SURVEYS.

          5.11.1 The Title Company shall have issued and delivered to Buyer (or shall be irrevocably committed to issue and deliver to Buyer by a currently effective, duly "marked-up" Commitment or a pro forma policy acceptable to Buyer) the Title Policy and the Mortgage Title Policy, if applicable, as contemplated pursuant to Section 4.8 hereof.

          5.11.2 Buyer shall have received the Surveys, which must be certified to the Buyer and the Title Company and must show no Objections that have not been satisfied in accordance with Section 4.8.

     SECTION 5.12 ENCUMBRANCES. All Encumbrances (other than Permitted Real Property Encumbrances and any other Encumbrances described on Schedule 2.4) with respect to the Acquired Assets must have been released prior to or subject to Closing.

     SECTION 5.13 SUPPORTING DOCUMENTS. Buyer and its counsel shall have received executed copies of the following documents (the "SELLERS' CLOSING DOCUMENTS"):

          5.13.1 Bill of Sale and Assignment. A bill of sale and assignment, substantially in the form attached hereto as Exhibit C, conveying to Buyer good title to all tangible assets which are a part of the Acquired Assets and valid title to all intangible assets which are a part of the Acquired Assets, free and clear of all Encumbrances (other than Permitted Real Property Encumbrances).

          5.13.2 Assignment and Assumption Agreements. Assignment and assumption agreements, substantially in the forms attached hereto as Exhibit D-1 and Exhibit D-2 (collectively, the "ASSIGNMENT AND ASSUMPTION AGREEMENTS"): (i) conveying to Buyer all of Sellers' right, title and interest in, to and under the Assumed Contracts and, by one or more separate instruments, the Real Property Leases, and (ii) pursuant to which Buyer shall assume the future payment and performance of the Assumed Liabilities.

          5.13.3 Deeds. For each interest of Sellers in the Owned Real Property, a recordable act of cash sale (a "DEED") in the form attached hereto as Exhibit
E. Each Deed will be with a warranty of title only as to the acts of the applicable Seller and anyone claiming by, through or under that Seller. Each Deed will convey the applicable Owned Real Property "as is" with no representation or warranty as to the condition or fitness of the Owned Real Property for any purpose, except only as to any representation or warranty specifically made in this Agreement. The Deeds will include waivers of redhibition and quanti minoris. The legal descriptions for the Owned Real Property to be included in each Deed shall conform to the legal descriptions of the Surveys.

          5.13.4 Cross Easements. One or more cross easement agreements (which may be incorporated in the relevant Deeds), in a form reasonably acceptable to Sellers and Buyer, providing for vehicular and pedestrian ingress and egress to and from the portions of Parcels D and F described on Schedule 1.2.3 as Excluded Assets and over and across the existing driveways constructed on Parcels B, D and Lot 14 of Parcel E of the Owned Real Property for access to and from Circle Drive and McMillan Road, in conformity with the plan of resubdivision (which will be performed as part of the Surveys) to segregate as legal lots of record the portions of Parcels D and F that are to be Excluded Assets.

          5.13.5 FIRPTA Affidavit. A FIRPTA affidavit, executed by each of Sellers transferring Owned Real Property, certifying each Seller's U.S. taxpayer identification number and that each Seller is not a foreign person within the meaning of Section 1445 of the Code (and any similar affidavit that may be required under state law).

          5.13.6 Authorizing Resolutions. Copies of duly adopted resolutions of the boards of directors of each of Sellers and the shareholders and members of each of Sellers, as applicable, authorizing and approving Sellers' performance of the transactions contemplated hereby and the execution and delivery of this Agreement and Sellers' Closing Documents, certified by the appropriate officer or officers of each Seller as true and in full force and effect as of the Closing.

          5.13.7 Certificate of Good Standing. A certificate of good standing of each of GRMC and GHS from the Secretary of State of Louisiana dated no earlier than two weeks prior to the Closing.

          5.13.8 Articles of Incorporation. The articles of incorporation of GRMC and GHS, certified as of a recent date by the Secretary of State of Louisiana, and a copy of the enabling legislation and ordinances of the HSD, certified as of a recent date by the Secretary of the HSD.

          5.13.9 Bylaws. The bylaws or similar governing documents of each Seller.

          5.13.10 Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of each Seller dated as of the Closing Date and certifying:
(i) that the documents delivered under Sections 5.13.8 and 5.13.9 are true and complete copies of the organizational documents of each Seller as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or other governing body and the members and shareholders, as applicable, of each Seller authorizing the execution, delivery and performance of this Agreement and all transactions contemplated by this Agreement and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (iii) that the articles of incorporation, charter or enabling legislation have not been amended since the date of the last amendment referred to in the document(s) delivered pursuant to
Section 5.13.8 above; and (iv) to the incumbency and specimen signature of each officer of Sellers


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

executing this Agreement or the other documents to be delivered by Sellers pursuant to this Agreement and a certification by another officer of each respective Seller as to the incumbency and signature of the officer signing the certificate referred to in this Section.

     SECTION 5.14 SELLER'S CLOSING DELIVERABLES. Buyer and its counsel shall have received executed copies of the following documents:

          5.14.1 Estoppel Letters. Estoppel letters in a form reasonably satisfactory to Buyer from (i) each landlord party to any Real Property Lease under which any Seller leases or subleases any Real Property from any such landlord party, and (ii) each tenant party to any Real Property Lease under which any Seller leases or subleases any Real Property to such tenant party.

          5.14.2 Pay-Off Letters; Releases. (i) Pay-off letters from all secured lenders of any of Sellers listed on Schedule 5.14.2 (the "SECURED LENDERS") in a form reasonably acceptable to Buyer and the Title Company providing for, upon the payment of all outstanding amounts owed by each Seller to each of the Secured Lenders at Closing, the termination of all security interests held by the Secured Lenders with respect to the Acquired Assets, executed by the Secured Lenders, and (ii) UCC lien, litigation and tax searches showing all Encumbrances on the Acquired Assets, accompanied by fully executed UCC termination statements or other releases of all Encumbrances that are not Permitted Real Property Encumbrances.

          5.14.3 Counsel Opinion. The opinion of Sellers' counsel dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, covering the following items related to Sellers, as applicable: (i) existence and good standing, (ii) authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby, (iii) authorization of this Agreement and the other agreements contemplated hereby, (iv) enforceability of this Agreement and the other agreements contemplated hereby and (v) consents, approvals, authorizations or other actions by or filings with Governmental Authorities required in order to consummate the transactions contemplated hereby.

          5.14.4 Hospital Lease Termination. Evidence, reasonably satisfactory to Buyer, of the termination of the Hospital Lease.

          5.14.5 Section 1338 Waivers. (a) Except as to the Circle Drive Lots:
(i)(A) corrections or other modifications to the acts of sale by which the HSD acquired the HSD Owned Real Property, or other waivers, from all HSD Vendors by which all HSD Vendors waive and stipulate that they have no rights with respect to the applicable HSD Owned Real Property under Section 1338, in each case in a form acceptable to Buyer and the Title Company; and (B) such title records, court records, certificates and other information as Buyer or the Title Company may reasonably require to evidence that the proper Persons are executing those corrections, modifications or waivers as or on behalf of the relevant HSD Vendors; or (ii) if despite their commercially reasonable efforts, Sellers are unable to obtain all required corrections, waivers or modifications described in clause (i) as to any parcel of HSD Owned Real Property or any interest therein, such other final court judgments, opinions of Governmental Authorities, instruments or certificates as may be acceptable to Buyer and the Title Company to evidence that HSD Vendors do not have rights with respect to the applicable HSD Owned Real Property under

Section 1338 and that the transfer of the HSD Owned Real Property by Sellers to Buyer is in compliance with Section 1338 (the items in clauses (i) and (ii) being, collectively, the "SECTION 1338 WAIVERS"). Sellers shall use commercially reasonable efforts to obtain Section 1338 Waivers as to all of the HSD Owned Real Property. Sellers agree to keep Buyer apprised of their progress in obtaining the Section 1338 Waivers; and Buyer will use commercially reasonable efforts to respond promptly, and to cause the Title Company to respond promptly, as to whether or not draft documents Sellers propose to have signed, or other actions Sellers propose to take, will satisfy the conditions of this Section
5.14.5 for acceptable Section 1338 Waivers.

     (b) If the Section 1338 Waivers are not obtained for all or any part of such HSD Owned Real Property other than the Circle Drive Lots (for ease of reference, the "RELEVANT PARCELS"), then, Buyer shall have the option to be exercised in its sole and absolute discretion to terminate this Agreement pursuant to Section 9.1.5 herein, or to enter into a ground lease for the Relevant Parcels at the Closing, with HSD, as lessor, and Buyer, as lessee, for a term of 50 years, with the rental considered to be prepaid in one lump sum payment as a part of the Purchase Price and on such other terms and conditions otherwise acceptable to Sellers and Buyer. In the event Buyer opts to accept a ground lease for the Relevant Parcels, Sellers shall, promptly following the Closing, file Proceedings, and shall thereafter diligently use commercially reasonable efforts to pursue those Proceedings to a Section 1338 Judgment. If and when there is entry of a Section 1338 Judgment with respect to a particular Relevant Parcel, the lease regarding such Relevant Parcel shall terminate upon HSD transferring title to such Relevant Parcel to Buyer by a Deed in substantially the form attached as Exhibit E and otherwise on the terms set forth in Sections 5.11, 5.12 and 5.13.3.

          5.14.6 Real Property Transfers. Such documents as the Title Company reasonably and customarily requires in connection with the issuance of a standard title insurance policy, including a standard title insurance agreement or affidavit necessary to cause the Title Company to delete all standard printed exceptions from the Title Policy (other than taxes, if any, for the current year not yet due and payable) certifying, among other things, as to the absence of and providing for indemnity by Sellers from mechanic's and materialmen's liens and tenants and parties in possession and Sellers' authority documents and legal existence and good standing certificates.

          5.14.7 Section 1338 Waiver or Leases for Circle Drive Lots. With respect to each Circle Drive Lot, either (i) Buyer shall have received a Section 1338 Waiver or (ii) Buyer and Seller shall have entered into a lease with respect to such Circle Drive Lot as contemplated by Section 4.9.

          5.14.8 Other Documents. Such additional supporting documents as Buyer or its counsel reasonably may request in order to further evidence the transactions contemplated hereby and vest in Buyer all rights, title and interest in the Acquired Assets.

     SECTION 5.15 MEDICAL STAFF. The Hospital shall not have suffered any material adverse change in the composition of its medical staff.

     SECTION 5.16 OTHER CONDITIONS. The conditions contained in Schedule 5.16 shall have been satisfied.


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

                                   ARTICLE 6.
                    CONDITIONS TO THE OBLIGATIONS OF SELLERS

     The obligations of Sellers to consummate this Agreement and any other transaction contemplated by this Agreement are, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions.

     SECTION 6.1 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article 3 shall be true, complete and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case they shall be true and correct in all respects) on and as of the date of this Agreement and the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and an officer of Buyer shall have certified to such effect to Sellers.

     SECTION 6.2 PERFORMANCE. Buyer shall have performed and complied with in all material respects (except to the extent qualified by materiality or Material Adverse Effect in which case Buyers shall have performed or complied in all respects) with all agreements contemplated herein that are required to be performed or complied with by Buyer prior to or at the Closing Date, and an officer of Buyer shall have certified to such effect to Sellers in writing.

     SECTION 6.3 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers and their counsel, and Sellers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     SECTION 6.4 APPROVALS. All necessary regulatory and other governmental approvals for the transactions contemplated by this Agreement (including but not limited to those approvals referenced in Section 2.3 and in Schedule 2.3) shall have been obtained. Sellers and Buyer shall have complied with the waiting period requirements of the HSR Act, if applicable.

     SECTION 6.5 NO ACTION OR PROCEEDING. No Order of any Governmental Authority restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no Proceeding or investigations by or before, or otherwise involving, any Governmental Authority shall be threatened or pending against any Seller or Buyer which seeks to enjoin or prevent the consummation of the transactions contemplated under this Agreement or which seeks material damages in connection with the transactions contemplated hereby.

     SECTION 6.6 SUPPORTING DOCUMENTS. Sellers and their counsel shall have received copies of the following documents (the "BUYER'S CLOSING DOCUMENTS"):

          6.6.1 Assignment and Assumption Agreements. The Assignment and Assumption Agreements, pursuant to which Buyer shall assume the future payment and performance of the Assumed Liabilities.

          6.6.2 Deeds. The Deeds, duly executed by Buyer.


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

          6.6.3 Authorizing Resolutions. Copies of resolutions duly adopted by the board of directors of the general partner of Buyer authorizing and approving Buyer's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Buyer's Closing Documents, certified by the appropriate officer or officers of the general partner of Buyer as true and in full force and effect as of the Closing Date.

          6.6.4 Certificate of Good Standing. A certificate of good standing of Buyer and IASIS from the Secretary of State of the State of Delaware, and a certificate of good standing of Buyer from the Secretary of State of the State of Louisiana, each dated no earlier than two weeks prior to the Closing.

          6.6.5 Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of Buyer dated as of the Closing Date and certifying: (i) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the General Partner of Buyer authorizing the execution, delivery, and performance of this Agreement and all transactions contemplated by this Agreement and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; and (ii) to the incumbency and specimen signature of each officer of the General Partner of Buyer executing this Agreement or the other documents to be delivered by Buyer pursuant to this Agreement and a certification by another officer of the General Partner of Buyer as to the incumbency and signature of the officer signing the certificate referred to in this Section.

     SECTION 6.7 BUYER'S CLOSING DELIVERABLES. Sellers and their counsel shall have received executed copies of the following documents:

          6.7.1 Counsel Opinion. The opinion of Buyer's counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to Sellers, covering the following items related to Buyer and IASIS, as applicable: (i) existence and good standing, (ii) authority to execute, deliver and perform this Agreement and the other agreements contemplated hereby, (iii) authorization of this Agreement and the other agreements contemplated hereby, (iv) enforceability of this Agreement and the other agreements contemplated hereby and (v) consents, approvals, authorizations or other actions by or filings with Governmental Authorities required in order to consummate the transactions contemplated hereby.

          6.7.2 Other Documents. Such additional supporting documents as Sellers or their counsel reasonably may request in order to further evidence the transactions contemplated hereby and Buyer's assumption of the Assumed Liabilities.

                                   ARTICLE 7.
                              ADDITIONAL AGREEMENTS

     SECTION 7.1 POST CLOSING OBLIGATIONS OF BUYER. In addition to those post-closing obligations as are expressly or by clear implication provided for elsewhere in this Agreement, Buyer shall have the post-closing obligations provided for in Schedule 7.1; provided, however, that Buyer's obligations under paragraphs (a) and (e)(i) of Schedule 7.1 shall be excused to the extent that there occurs an event or circumstance after the Closing, beyond the


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

reasonable control of Buyer, that has, or is reasonably likely to have, a material adverse effect on the business, assets, results of operations or financial condition of the businesses of Sellers acquired by Buyer (including any such event or circumstances arising from changes in reimbursement rates, access to managed care contracts, the ability to recruit and retain physicians or the failure of Buyer to obtain after reasonable diligence necessary certificates of need or other Licenses in connection with the operation of such business) and that renders performance impracticable or substantially frustrates the purpose of the obligations.

     SECTION 7.2 GUARANTY BY IASIS. Subject to the terms and conditions of this Agreement, IASIS hereby unconditionally and absolutely guarantees the prompt performance and observation by Buyer of the obligations, covenants and agreements of Buyer arising out of, connected with, or related to this Agreement, as it may be amended from time to time. The obligation of IASIS under this Section 7.2 is a continuing guaranty and shall remain in effect, and the obligations of IASIS shall not be affected, modified or impaired upon the happening from time to time of any of the following events, whether or not with notice to or consent of IASIS:

          7.2.1 The compromise, settlement, release, change, modification, amendment (except to the extent of such compromise, settlement release, change, modification or amendment) of any or all of the obligations, duties, covenants or agreements of any Party under this Agreement or any ancillary documents hereto; or

          7.2.2 The extension of the time for performance or payment of money pursuant to this Agreement, or of the time for performance of any other obligations, covenants or agreements under or arising out of this Agreement or any ancillary documents hereto or the extension or the renewal thereof.

Subject to the terms and conditions hereof, IASIS waives (i) any and all defenses specifically available to a guarantor (other than non-performance of any of Sellers' obligations hereunder and other than performance in full by Buyer), and (ii) any notices, including, without limitation, any notice of any amendment of this Agreement or waiver or other similar action granted pursuant to this Agreement.

     SECTION 7.3 NON-COMPETITION/NON-SOLICITATION/RIGHT OF FIRST REFUSAL.

          7.3.1 In consideration of the Purchase Price to be received under this Agreement, each Seller agrees that, for a period of five (5) years after the Closing Date (the "RESTRICTED PERIOD"), neither any Seller nor any of such Seller's Affiliates shall, directly or indirectly, do any of the following:

               7.3.1.1 engage in, or invest in, own, lease, manage, operate, or control any person engaged in any business whose products or activities compete in whole or in part with the Competing Business within the Restricted Area; or

               7.3.1.2 without the prior written consent of Buyer, hire or attempt to hire, retain, induce or attempt to induce any Transferred Employee to leave the employ of Buyer or its Affiliates, or in any way interfere with the relationship between Buyer or its Affiliates and any Transferred Employee, or solicit, offer employment to, or otherwise engage as an employee, independent contractor, or otherwise, any Transferred Employee (with the exception of the employees currently working at the Wellness Center);

          7.3.2 For purposes hereof, (i) "COMPETING BUSINESS" shall mean the ownership, leasing, management, operation or control of any acute care hospital, specialty hospital, comprehensive rehabilitation facility, rehabilitation agency, diagnostic imaging center, outpatient diagnostic catheterization facility, inpatient or outpatient psychiatric or substance abuse facility, ambulatory or other type of surgery center, nursing home, skilled nursing facility, assisted living facility or home health agency; provided, however, that the following shall not constitute a Competing Business: urgent care clinics, health screenings, charity care services, educational programs, any programs offered through GRMC's Wellness Center as of the date of this Agreement and any programs substantially similar to such programs (collectively, "PERMISSIBLE CHARITABLE PROGRAMS"), continued ownership of an interest held before the date of this Agreement in any Seller JV Entities not transferred hereunder, so long as Sellers use reasonable efforts to liquidate such interests as soon as practicable, and, subject to the restrictions of Section 8.8, the provision of financial support to a tax-exempt, non-profit institution to provide Permissible Charitable Programs, and charitable grants to programs of social welfare operated by tax-exempt, non-profit institutions for the aid and support of the needy; and (ii) "RESTRICTED AREA" shall mean the following parishes in the State of Louisiana: Ouachita and all parishes immediately contiguous thereto, which include Lincoln, Union, Morehouse, Richland, Caldwell and Jackson.

          7.3.3 Each Seller acknowledges that all of the foregoing provisions are reasonable and are necessary to protect and preserve the value of the Acquired Businesses, prevent any unfair advantage being conferred on Sellers and induce Buyer to enter into this transaction, allowing HSD to continue to fulfill its mission of causing quality healthcare to be delivered to the residents of Ouachita Parish. If any of the covenants set forth in this Section 7.3 are held to be unreasonable, arbitrary, or against public policy, the restrictive time period herein will be deemed to be the longest period permissible by law under the circumstances and the restrictive geographical area herein will be deemed to comprise the largest territory permissible by law under the circumstances.

          7.3.4 If, during the Restricted Period, the covenant contained in
Section 7.3.1 is determined to be unenforceable with respect to any portion of the Restricted Period or in any other respect, Buyer and Sellers shall enter into an Independent Contractor Agreement substantially in the form of Exhibit F, the term of which shall be the remainder of the Restricted Period.

     SECTION 7.4 RETENTION AND ACCESS TO RECORDS. After the Closing Date, Buyer shall retain the Transferred Records for a period consistent with Buyer's record retention policies and practices, and in any event for at least the minimum period for which such Transferred Records are required to be retained under applicable Legal Requirements. Buyer also shall provide Sellers and their representatives reasonable access thereto, during normal business hours and on reasonable prior notice, to enable them to prepare financial statements or tax returns or deal with tax audits and any other reasonable business purpose. After the Closing Date, GRMC shall provide Buyer and its representatives reasonable access to Excluded Records during normal


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

business hours and on reasonable prior notice, for any reasonable business purpose specified by Buyer in such notice.

     SECTION 7.5 PAYMENT OF EXCLUDED LIABILITIES. Following the Closing, Sellers shall be responsible to pay, or make reasonably estimated adequate provision for the payment, in full of all of their respective Excluded Liabilities to the extent Sellers are liable therefor, subject to the right of Sellers to contest, defend against and compromise such liabilities.

     SECTION 7.6 MISDIRECTED PAYMENTS. Sellers shall promptly remit to Buyer any monies received by Sellers after Closing constituting or in respect of the Acquired Assets and Assumed Liabilities. Buyer shall promptly remit to Sellers any monies received by Buyer after Closing constituting or in respect of the Excluded Assets and Excluded Liabilities. If any Person, including but not limited to any Government Reimbursement Program, determines that funds previously paid or credited to the business of Sellers acquired by Buyer in respect of services rendered prior to the Closing Date have resulted in an overpayment or must be repaid, Sellers (other than the HSD) shall be responsible for any repayment of said monies that is due (and the defense of such actions). If Buyer suffers any deduction to or offset against amounts due Buyer in connection therewith, Sellers shall promptly pay to Buyer the amounts so deducted or offset upon demand and receipt of documentation substantiating the nature and amount of the deduction or offset and that it is attributable to an overpayment made to Sellers.

     SECTION 7.7 INSURANCE MATTERS. From and after the Closing Date, GRMC and GHS shall maintain in full force and effect, until the expiration of the applicable statute of limitations, the insurance policies listed on Schedule
2.15 with respect to occurrences prior to the Closing Date at any of the Facilities or otherwise with respect to the business of Sellers acquired by Buyer. Upon Buyer's request from time to time after the Closing Date, but no more frequently than bi-annually, GRMC and GHS shall provide Buyer with a reasonably detailed claims history with respect to claims made under such insurance policies.

     SECTION 7.8 SELLERS' COST REPORTS. GRMC and GHS, at their sole expense, will prepare and timely file all cost reports relating to their operations for periods through the Closing Date or required as a result of the consummation of the transactions contemplated by this Agreement, including final cost reports for the Facilities (collectively, the "SELLERS' COST REPORTS"). Sellers' Cost Reports will be filed to include amounts received and receivable, as required by applicable Government Reimbursement Programs. Buyer shall have the right to review and approve Sellers' Cost Reports prior to filing, which approval shall not be unreasonably withheld. Buyer will forward promptly to Sellers any correspondence relating to Sellers' Cost Reports. Sellers shall retain the originals of Sellers' Cost Reports. GRMC and GHS will furnish copies of Sellers' Cost Reports to Buyer upon Buyer's request and allow Buyer reasonable access to such documents.

     SECTION 7.9 AUDITED STATEMENTS COOPERATION. Sellers shall cooperate with Buyer in Buyer's efforts to obtain the consent of Ernst & Young, LLP, and other accounting firms, as may be required, in order for Buyer to include GRMC's and GHS's audited financial statements in any registration statement or filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.


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

     SECTION 7.10 COOPERATION ON TAX MATTERS. Following the Closing, the Parties shall cooperate fully with each other and shall make available to the other, as reasonably requested and at the expense of the requesting Party, and to any taxing authority, all information, records or documents relating to Tax liabilities or potential Tax liabilities of Sellers for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Acquired Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof. Sellers shall make available to Buyer the records of individual wages of all employees, as well as copies of state unemployment Tax returns, to the extent necessary for Buyer to verify future unemployment Tax rates and to calculate the correct taxable payroll for the remainder of the calendar year in which the transaction occurs. Sellers also shall file terminating Forms W-2 and Forms 1099 with respect to all periods ending prior to the Closing Date, as appropriate.

     SECTION 7.11 USE OF CONTROLLED SUBSTANCE PERMITS. To the extent permitted by Legal Requirements, Buyer shall have the right, for a period not to exceed one hundred eighty (180) days following the Closing, to operate under the Licenses of GRMC and GHS relating to controlled substances and the operations of pharmacies, until Buyer is able to obtain such permits for itself; provided, however, that nothing herein shall require Sellers to renew any Licenses which may expire during such one hundred eighty (180) day period. GRMC and GHS shall execute and deliver to Buyer the special limited powers of attorney substantially in the form and substance of Exhibit G. Buyer acknowledges that it shall apply for all such permits as soon as reasonably possible before and after the Closing and shall diligently pursue such applications. Buyer shall indemnify and hold Sellers harmless from and against all Losses actually incurred, paid or required under penalty of any Legal Requirement to be paid by Sellers resulting in whole or in part from the use of such Licenses by Buyer. Buyer's indemnification obligation hereunder is separate and apart from, and in addition to, its indemnification obligations under Article 8.

     SECTION 7.12 LITIGATION COOPERATION. Each of Sellers, on the one hand, and Buyer, on the other hand, shall cooperate with the other, at the requesting Party's expense (but including only out-of-pocket expenses to third parties, photocopying and delivery costs and not the costs incurred by any Party for the wages or other benefits paid to its officers, directors or employees), in furnishing reasonably available information, testimony and other assistance in connection with any actions, Tax or cost report audits, proceedings, arrangements or disputes involving any of the Parties hereto (other than in connection with disputes between the Parties hereto) and relating to the Acquired Assets or the transactions contemplated hereby, including, without limitation, arranging discussions with, and the calling as witnesses of, officers, directors, employees, agents and representatives of any Party.

     SECTION 7.13 CONFIDENTIALITY. The Parties hereto recognize and agree that all information, instruments, documents and details concerning the businesses of Buyer and Sellers prior to the Closing are strictly confidential, and Sellers and Buyer expressly covenant and agree with each other that they will not, nor will they allow any of their respective officers, directors, employees or agents (including professional advisors) to, reproduce, distribute or disclose any matters relating to the business of the other prior to the Closing or relating to this Agreement, its negotiation, terms, provisions or conditions, including Purchase Price (collectively, the "CONFIDENTIAL INFORMATION"), except for disclosure to their respective professional advisors


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

(who shall agree not to reproduce, distribute or disclose the same) which is reasonably necessary to effectuate the transactions contemplated hereby and in a manner consistent with the provisions of Agreement and except as provided in this Section 7.13. Notwithstanding the foregoing, (a) nothing contained in this
Section 7.13 shall prohibit either Buyer or Sellers from disclosing the transactions contemplated hereby to Governmental Authorities to the extent reasonably necessary to obtain the Licenses, participations and accreditations contemplated hereby or any other governmental approvals as may be required for the transactions contemplated hereby, (b) Buyer and Sellers shall be entitled to disclose to third parties such information regarding the transactions contemplated hereby as is necessary to obtain such third parties' consents to the assignment of any Assumed Contract, and (c) each Party shall be entitled to disclose any information relating to a breach by another Party of any of its obligations under this Agreement. Without limiting the generality of the foregoing, except as specifically permitted by this Section 7.13, no public announcement or other disclosure of the proposed sale or acquisition of the Acquired Assets or of this Agreement or its contents shall be made by or on behalf of either Buyer or Sellers without the prior written consent of the other Parties and such other Parties' prior approval of the form and content of the same, which consent and approval shall not be unreasonably withheld or delayed. Except as specifically permitted by this Section 7.13, each Party shall keep all Confidential Information obtained from any other Party either before or after the date of this Agreement confidential, and no Party shall reveal such information to, nor produce copies of any such written information for, any Person outside its management group or its professional advisors without the prior written consent of the other Parties, unless the disclosing Party is compelled to disclose such information by judicial or administrative process or by any other requirements of Legal Requirements. If the sale contemplated by this Agreement should fail to close for any reason, each Party other than the HSD shall return to the others as soon as possible all originals and copies of written information provided to such Party by or on behalf of such other Parties as well as all summaries, analyses, notes, and other embodiments of such information, and none of such information shall be used by any Party, or its employees, agents or representatives, in the business operations of any Person. Notwithstanding the foregoing, each Party's obligations under this Section 7.13 shall not apply to any information or document which is or becomes available to the public (other than as a result of a disclosure by any other Party in violation of this Agreement or other obligation of confidentiality under which such information may be held) or becomes available to the Party on a non-confidential basis from a source other than another Party or its officers, directors, employees or agents. The Parties' obligations under this Section 7.13 shall survive the termination of this Agreement or the Closing and shall be subject to all applicable Legal Requirements.

     SECTION 7.14 FURTHER DOCUMENTATION OR ACTION. At the request of a Party, the other Party or Parties shall execute such reasonably necessary additional instruments and take such reasonably necessary additional actions as are consistent with this Agreement with the requesting Party bearing all costs and expenses related thereto. In addition and from time to time after Closing, Sellers shall execute and deliver such other reasonably necessary instruments of conveyance and transfer, and take such other reasonably necessary actions as Buyer reasonably may request, more effectively to convey and transfer full right, title and interest to, vest in, and place Buyer in legal and actual possession of, the Acquired Assets in a manner consistent with this Agreement with Buyer bearing or reimbursing Sellers for all expenses and costs associated therewith. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Acquired Asset, or assume any Assumed


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

Liability, if the attempted assignment or assumption of the same, as a result of the absence of a consent or authorization of a third party, would constitute a breach or default under any lease, agreement or commitment or would in any way adversely affect the rights, or increase the obligations, of Buyer or Sellers with respect thereto. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or increase the obligations of Sellers or Buyer with respect to any such lease, agreement or commitment, so that Buyer would not, in fact, receive all such rights, or assume the obligations, of Sellers with respect thereto as they exist prior to such attempted assignment or assumption, then Sellers and Buyer shall enter into such reasonable cooperative arrangements as may be reasonably acceptable to both Buyer and Sellers (including, without limitation, sublease, agency, indemnity or payment arrangements and enforcement at the cost and for the benefit of Buyer of any and all rights of Sellers against an involved third party) to provide for Buyer the benefits of such Acquired Asset or to relieve Sellers from the obligations of such Assumed Liability, and any transfer or assignment to Buyer by Sellers of any such Acquired Asset, or any assumption by Buyer of any such Assumed Liability, which shall require such consent or authorization of a third party that is not obtained shall be made subject to such consent or authorization being obtained. Additionally, both Buyer and Sellers shall cooperate and provide reasonable assistance in any payroll transition.

     SECTION 7.15 JOINDER. During the period between the Closing Date and the fifth anniversary thereof (the "SELLER NON-DISTRIBUTION PERIOD") (provided, that if there are any unresolved indemnification claims of Buyer under Article 8 as of the end of the Seller Non-Distribution Period, the Seller Non-Distribution Period will be extended until such time that any such claims are resolved pursuant to Article 8), (i) no Seller shall dissolve, and (ii) Sellers shall not distribute, contribute or otherwise transfer (whether by asset sale, merger, consolidation, conversion or otherwise) from the net proceeds (after defeasance of the HSD's outstanding bonds and payment of Excluded Liabilities and payment for the tail coverage described in Section 5.10) from the sale of the Acquired Assets pursuant to this Agreement an amount which when added to all distributions, contributions and other transfers of any Seller, exceeds (i) for two (2) years following the Closing Date, $5 million and (ii) for five (5) years following the Closing Date, $10 million, in each case in the aggregate, to any other Affiliate of Sellers (other than any transfer to any Seller a Party to this Agreement), or any other Person (each, a "NET PROCEEDS RECIPIENT PARTY"); provided, however, that subject to Section 8.8, each Seller may distribute, contribute or otherwise transfer such net proceeds during the Seller Non-Distribution Period to any Net Proceeds Recipient Party in the event that, immediately prior to or simultaneously with such distribution, contribution or transfer, such Net Proceeds Recipient Party is permitted under applicable Legal Requirements to perform all obligations of a Seller under this Agreement and joins this Agreement and becomes a Party hereto as a Seller for all purposes of this Agreement by executing and entering into a joinder agreement in substantially the form attached as Exhibit H-2.

     SECTION 7.16 FEES AND TAXES. Buyer shall pay all recording costs, and Sellers shall pay any transfer Taxes, payable in connection with the transfer of the Owned Real Property and other Acquired Assets conveyed to Buyer.

     SECTION 7.17 CASUALTY. If any part of the Acquired Assets are damaged, lost or destroyed (whether by fire, theft, vandalism or other casualty) in whole or in part on or prior to the Closing and the fair market value of such damage or destruction exceeds (according to Sellers' reasonable estimate) $10,000, Sellers shall promptly notify Buyer of the same; and if the fair market value of such damage or destruction exceeds $10,000 but does not (according to Sellers' reasonable estimate) exceed $5,000,000, Sellers shall, at Sellers' option, either (a) reduce the Purchase Price by the fair market value of the assets destroyed as reasonably determined by Sellers, such value to be determined as of the day immediately prior to such destruction or, as the case may be, by the estimated cost to restore damaged goods, (b) provided that the insurance proceeds are obtainable without delay and are, in Seller's reasonable judgment, sufficient to fully restore the damaged assets, upon the Closing, transfer the insurance proceeds or the rights to insurance proceeds of applicable insurance to Buyer and Buyer may restore the improvements, or (c) repair or restore (or cause to be repaired or restored) such damaged or destroyed improvements. If any part of the Acquired Assets are damaged, lost or destroyed (whether by fire, theft, vandalism or other cause or casualty) in whole or in part prior to the Closing and the fair market value of such damages exceeds (according to Buyer's reasonable estimate) $5,000,000, Buyer may elect either to (x) require Seller to transfer as much of the proceeds (or the right to the proceeds) of applicable insurance to Buyer as is required for Buyer to restore the improvements and Buyer shall thereafter restore the improvements or (y) terminate this Agreement.

     SECTION 7.18 CONDEMNATION. From the date hereof and until the Closing, in the event that any material portion of the Owned Real Property to be transferred to Buyer hereunder is taken, reduced or restricted by any pending or threatened condemnation or eminent domain proceeding or otherwise, then Buyer, at its sole option, may elect to terminate this Agreement. The Parties agree that for purposes of this Section, the expropriation proceedings that are pending as of the date hereof with respect to the Owned Real Property shall not be deemed to affect a "material portion of the Owned Real Property."

     SECTION 7.19 TRANSITION ASSISTANCE. For a period of up to one year following the Closing, Buyer shall make available to Sellers, as reasonably requested by Sellers, the services of relevant Hospital management employees to assist Sellers by answering questions relating to the operations of the Hospital prior to Closing and performing non-material administrative tasks to assist Sellers in transitioning from the operation of the Hospital to the operation of a charitable foundation; provided, however, that the requested assistance of such employees shall not unreasonably interfere with such employees' responsibilities on behalf of Buyer.

     SECTION 7.20 PRESERVATION OF EXISTING WILLS AND TRUSTS. The Parties acknowledge and agree that gifts and bequests made after the Closing naming Glenwood Regional Medical Center, or any variation thereof, as beneficiary shall be presumed the property of GRMC and not of Buyer, unless confirmed in writing to the contrary. Buyer shall give Sellers prompt written notice of any such gifts and bequests that Buyer receives or of which Buyer becomes aware.

     SECTION 7.21 OWNERSHIP OF LINCOLN HEALTH SYSTEM, INC. In the event that following the Closing, the ownership interest of GRMC in Lincoln Health System, Inc. ("LHSI") is proposed to be transferred, in whole or in part, to a third party, which shall include a sale of substantially all of the assets of LHSI in a transaction in which GRMC receives a distribution of net proceeds from LHSI, Sellers shall negotiate in good faith to obtain a fair market value for such ownership interest or portion thereof. In the event such ownership interest or portion thereof is transferred to a third party following the Closing for consideration in excess of $1,500,000, or the proportionate amount thereof with respect to the transfer of less than all of such ownership interest, such excess amount shall be paid to Buyer within five (5) days following the consummation of such transaction.

                                   ARTICLE 8.
                                 INDEMNIFICATION

     SECTION 8.1 SELLERS' INDEMNIFICATION. Sellers, jointly and severally, agree to indemnify and hold Buyer and its officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (collectively, the "BUYER INDEMNIFIED PARTIES") harmless from and against any and all liabilities, losses, damages, diminution in value, costs, and expenses (including reasonable attorneys' fees) (collectively, the "LOSSES") incurred or sustained by the Buyer Indemnified Parties, as a result of, in connection with or in relation to:

               (a) any breach by any Seller of any representation and warranty of Sellers contained in this Agreement or any other document or certificate delivered by or on behalf of Sellers hereunder at or prior to the Closing (subject to any and all exceptions set forth in the Disclosure Schedule or, with respect to the Representations and Warranties made as of Closing, any supplement thereto delivered to the Buyer at or prior to Closing);

               (b) any nonfulfillment or breach of any covenant or agreement contained in this Agreement to be performed or complied with by any Seller; and

               (c) any obligation, liability or claim relating to (i) the Excluded Liabilities or the Excluded Assets, or (ii) the ownership or operation of the Acquired Assets on or prior to the Closing (excluding the Assumed Liabilities).

     SECTION 8.2 BUYER'S INDEMNIFICATION. Buyer agrees to indemnify and hold Sellers and their officers, directors, partners, members, employees, agents, representatives, successors and permitted assigns (collectively, the "SELLER INDEMNIFIED PARTIES") harmless from and against any and all Losses incurred or sustained by the Seller Indemnified Parties as a result of, in connection with or in relation to:

               (a) any breach by Buyer of any representation and warranty of the Buyer contained in this Agreement or any other document or certificate delivered by or on behalf of the Buyer hereunder at or prior to the Closing;

               (b) any nonfulfillment or breach of any covenant or agreement contained in this Agreement to be performed or complied with by Buyer, and

               (c) any obligation, liability or claim relating to (i) the Assumed Liabilities or (ii) the ownership or operation of the Acquired Assets after the Closing.

     SECTION 8.3 LIMITATION ON AND EXPIRATION OF INDEMNIFICATION.
Notwithstanding anything in this Article 8 to the contrary, the Seller Indemnified Parties' rights to indemnification from Buyer and the Buyer Indemnified Parties' rights to indemnification from Sellers shall be limited as follows:

          8.3.1 The representations, warranties, covenants and agreements set forth in this Agreement, the Disclosure Schedule and in any other certificates or documents delivered at the Closing in connection with this Agreement shall survive the Closing; provided, however, that the representations warranties, covenants and agreements of all Parties to this Agreement shall, except as otherwise set forth in this Section 8.3.1, expire and be of no further force or effect on the date that is two years after the Closing Date; provided, further, that (a) the representations and warranties of (x) Sellers set forth in Section
2.1 (Organization, Qualification, Corporate Power and Authority), the first sentence of Section 2.4 (Assets), Section 2.12 (Taxes), Section 2.14 (Employee Benefit Plans), Section 2.17 (Environmental), Section 2.19 (Government Reimbursement Program Participation) and Section 2.22 (Fees and Commissions), and (y) Buyer set forth in Section 3.1 and Section 3.6, shall survive until thirty (30) days following the expiration of the applicable statutory limitations period. Any covenants of any Party which by their terms are to be performed or observed on or following the Closing shall survive the Closing until fully performed or observed in accordance with their terms. Except in connection with any action or claim based on intentional or fraudulent misrepresentation, no claim for indemnification hereunder may be made after the expiration of the applicable survival period set forth in this Section 8.3.1.

          8.3.2 No Party shall be entitled to indemnification pursuant to Sections 8.1(a) or 8.2(a) unless and until the aggregate amount of Losses to which the foregoing indemnity relates exceeds on a cumulative basis $800,000 (the "BASKET"), in which case such Party will be entitled to the full amount of such Losses.

          8.3.3 The aggregate indemnification obligations of Sellers contained in Section 8.1(a) shall be limited in all respects to forty percent (40%) of the Cash Purchase Price (the "INDEMNIFICATION CAP"); provided, however, that the aggregate indemnification obligations of Sellers with respect to Losses incurred or sustained by the Buyer Indemnified Parties, as a result of, in connection with or in relation to any breach of any representation and warranty contained in Section 2.1 (Organization, Qualification, Corporate Power and Authority), the first sentence of Section 2.4 (Assets), Section 2.12 (Taxes), Section 2.14 (Employee Benefit Plans), Section 2.17 (Environmental), Section 2.19 (Government Reimbursement Program Participation) and Section 2.22 (Fees and Commissions) shall be limited in all respects to the Cash Purchase Price. Sellers' aggregate indemnification obligation in respect of all Losses shall be limited to the Cash Purchase Price.

          8.3.4 The aggregate indemnification obligations of Buyer contained in
Section 8.2(a) shall be limited in all respects to the Indemnification Cap; provided, however, that the aggregate indemnification obligations of Buyer with respect to Losses incurred or sustained by the Seller Indemnified Parties, as a result of, in connection with or in relation to any breach of any representation and warranty contained in Section 3.1 (Organization, Power and Authority) and
Section 3.6 (Fees and Commissions) shall be limited in all respects to the Cash Purchase

Price. Buyer's aggregate indemnification obligation in respect of all Losses shall be limited to the Cash Purchase Price.

          8.3.5 Notwithstanding any provision to the contrary, nothing in this Agreement shall limit or restrict any of the Seller Indemnified Parties' or Buyer Indemnified Parties' right to maintain or recover any damages caused by or resulting from intentional or fraudulent misrepresentation with respect to any of the representations or warranties contained herein.

     SECTION 8.4 THIRD-PARTY CLAIMS.

          8.4.1 Promptly after receipt by a Person entitled to indemnity under
Section 8.1 or 8.2 (an "INDEMNIFIED PERSON") of notice of the assertion of any claim against any Indemnified Person by a third party (a "THIRD-PARTY CLAIM"), such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "INDEMNIFYING PERSON") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

          8.4.2 If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 8.4.1 of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would materially prejudice the Indemnified Person or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 8 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of any Legal Requirement; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (ii) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claim effected without its consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnified Person shall have the right to control the defense of such Third-Party Claim, provided that
(x) the Indemnifying Person has the right to participate in such defense using counsel of its choosing at its own expense, and (y) no compromise or settlement of such Third-Party Claim may be effected by the Indemnifying Person without the Indemnified Person's consent, not to be unreasonably withheld.

     SECTION 8.5 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the Party from whom indemnification is sought and if valid will be paid promptly after such notice.

     SECTION 8.6 NO DOUBLE MATERIALITY. For purposes of calculating the amount of Losses to which the Buyer Indemnified Parties and Seller Indemnified Parties are entitled under this Article 8 (but not for purposes of determining whether a representation or warranty has been breached), the terms "material," "materiality," and "material adverse effect" will be disregarded.

     SECTION 8.7 INDEMNIFICATION AS REFUND OF PURCHASE PRICE. Any amount required to be paid by Sellers to any Buyer Indemnified Party under this Article 8 or otherwise as a result of any Losses incurred or sustained by such Buyer Indemnified Party shall constitute a reduction in the Purchase Price equal to the full amount required to be so paid to such Buyer Indemnified Party and shall be a refund of an overpayment of the Purchase Price; provided, however, that the Parties acknowledge and agree that Buyer shall account for such amount as required by GAAP.

     SECTION 8.8 MINIMUM INVESTMENT REQUIREMENT. During the Seller Non-Distribution Period (provided, that if there are any unresolved indemnification claims of Buyer under Article 8 as of the end of the Seller Non-Distribution Period, the Seller Non-Distribution Period will be extended until such time that any such claims are resolved pursuant to Article 8), Sellers shall collectively maintain an aggregate investment in securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, or such other securities as may be approved by Buyer, such approval not to be unreasonably withheld, in an amount equal to the Indemnification Cap (the "MINIMUM INVESTMENT REQUIREMENT"). Sellers shall provide Buyer, within fifteen (15) days following written request, with a statement, together with supporting documentation evidencing Sellers' compliance with the Minimum Investment Requirement; provided, however, that Sellers shall deliver to Buyer on or before January 15 and July 15 of each calendar year following the Closing Date with a statement, together with supporting documentation, evidencing Sellers' compliance with the Minimum Investment Requirement as of June 30 and December 31, respectively.

     SECTION 8.9 ARBITRATION.

          8.9.1 All disputes, claims or controversies arising from or relating to this Agreement, or the relationships resulting from this Agreement, shall be resolved by binding arbitration under the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association ("AAA"), except in connection with disputes relating to the determination of the Final Adjustment Amount, in which event the provisions of Section 1.5.3 shall be utilized. In addition, the arbitrator(s) selected according to procedures set forth below shall determine the arbitrability of any matter brought to them, and their decision shall be binding on the parties thereto.

          8.9.2 Arbitration may be initiated by any party hereto by the filing of an arbitration claim (an "ARBITRATION CLAIM") with AAA. The arbitration hearing shall be conducted in New Orleans, Louisiana.

          8.9.3 There will be three (3) arbitrators, unless the parties to any dispute are able to agree on a single arbitrator. In the absence of such agreement within thirty (30) days after the filing of an Arbitration Claim, the party(ies) on one side of the dispute shall select one (1) arbitrator and the party(ies) on other side of the dispute shall select one (1) arbitrator, and those two arbitrators shall then select within ten (10) days a third arbitrator. If those two arbitrators are unable to select a third arbitrator within such ten day period, a third arbitrator shall be appointed by the commercial panel of the AAA.

          8.9.4 The decision in writing of at least two of the three arbitrators will be final and binding upon the parties (or, in the case there is one arbitrator, the decision in writing of such one arbitrator). The written award of the arbitrator(s) shall include reasons supporting the award. The arbitrator(s) will have power and authority to award any remedy or judgment that could be awarded by a court of law in the State of Louisiana. The award rendered by arbitration will be final and binding upon the parties hereto, and final judgment on the arbitration award may be entered in any court of competent jurisdiction.

          8.9.5 The arbitrator(s) will be bound by and strictly enforce the terms of this Agreement, and may not limit, expand or otherwise modify its terms. The arbitrator(s) shall make a good faith effort to apply substantive applicable law, but an arbitration decision will not be subject to review because of errors of law. The arbitrator(s) will be bound to honor claims of privilege or work product doctrine recognized at law, but the arbitrator(s) will have the discretion to determine whether any such claim of privilege or work product doctrine applies.

          8.9.6 The rules of arbitration will be the Commercial Arbitration Rules of the American Arbitration Association, as modified by any other instructions that the parties may agree upon at the time, except that each party will have the right to conduct discovery in any manner and to the extent authorized by the Federal Rules of Civil Procedure.

          8.9.7 The arbitration shall be governed by the laws of the State of Louisiana, excluding any conflict-of-laws rules or principles that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

          8.9.8 Each party will bear its own expenses with respect to arbitration, and the Buyer, on the one hand, and Sellers, on the other, will share the fees and expenses of the AAA and the arbitrator(s) on a 50-50 basis.

          8.9.9 All documents, briefs, testimony, transcripts and arbitrators' decisions shall be kept confidential unless disclosure is required by law or in connection with enforcement or appeal of a decision or award hereunder to a court of property jurisdiction.


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

                                   ARTICLE 9.
                                   TERMINATION

     SECTION 9.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated:

          9.1.1 by mutual consent of the Parties;

          9.1.2 by Buyer, if there has been a material violation or breach by Sellers of any covenant, agreement, representation or warranty contained in this Agreement and such breach (i) would prevent the satisfaction of any condition to the obligations of Buyer at the Closing and (ii) such violation or breach has not been waived by Buyer and is not or cannot be cured by Sellers within ten days after written notice thereof from Buyer;

          9.1.3 by any Seller, if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement and such breach (i) would prevent the satisfaction of any condition to the obligations of Sellers at the Closing and (ii) such violation or breach has not been waived by Sellers and is not or cannot be cured by Buyer within ten days after written notice thereof by Sellers;

          9.1.4 by Buyer or any Seller if any Order of any Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby shall have been issued and become final and non-appealable;

          9.1.5 by Buyer or any Seller if the Closing has not occurred on or before December 31, 2006 (the "CLOSING DEADLINE"), or any condition to a Party's obligation to proceed with Closing becomes impossible to satisfy prior to the Closing Deadline (and has not been waived), unless such failure results primarily from the breach of a representation, warranty or covenant of such Party; or

          9.1.6 by Buyer, pursuant to Section 4.15, 4.16, 7.17 or 7.18 of this Agreement.

          9.1.7 by Buyer or Sellers, pursuant to Schedule 5.16.

The Party desiring to terminate this Agreement pursuant to Section 9.1.2, 9.1.3, 9.1.4, 9.1.5, 9.1.6 or 9.1.7 shall give written notice of such termination to the other Parties hereto.

     SECTION 9.2 APPROVAL BY BOARD OF DIRECTORS. Any termination pursuant to
Section 9.1 shall first be approved by the Board of Directors of the Party seeking termination, to the extent that such approval is required for such action.

     SECTION 9.3 EFFECT OF TERMINATION. Each Party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. In the event of termination of this Agreement by either Buyer or Sellers as provided in Section 9.1 above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 9.3, the last sentence of Section 4.2, Article 8 and the Confidentiality


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

Agreement, which shall survive the termination of this Agreement); provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by another Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of any other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                                  ARTICLE 10.
                                 MISCELLANEOUS

     SECTION 10.1 AMENDMENTS. This Agreement may not be amended or modified without the written consent of the Parties hereto.

     SECTION 10.2 WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement at any one time shall not be deemed a waiver of such term, covenant, or condition at any other time nor shall any waiver or relinquishment of any right or power herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

     SECTION 10.3 NOTICES. All notices, payments, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, postage prepaid, and return receipt requested to the Parties, addressed as follows (or at such other addresses as designated by the Parties from time to time):

          If to Sellers to:

               Hospital Service District No. 1 of the Parish of Ouachita
               P. O. Box 35805
               West Monroe, LA 71294
               Attn: Chairman

          and to:

               Glenwood Regional Medical Center
               503 McMillan Road
               West Monroe, LA 71294
               Attn: President

               and to:

               Glenwood Health Services, Inc.
               503 McMillan Road
               West Monroe, LA 71294
               Attn: President
               with copies to:

               Stone Pigman Walther Wittmann L.L.C.
               546 Carondelet Street
               New Orleans, LA 70130-3588
               Attn: Michael D. Landry

               and

               Duane Morris LLP
               30 South 17th Street
               Philadelphia, PA 19103
               Attn: C. Mitchell Goldman

               and

               Snellings, Breard, Sartor, Inabnett & Trascher, L.L.P. 1503 North 19th Street
               P.O. Box 2055
               Monroe, LA 71207
               Attn: Kent Breard, Jr.

               If to Buyer to:
               IASIS Healthcare LLC
               117 Seaboard Lane, Suite E
               Franklin, Tennessee 37067
               Attn: General Counsel

               with a copy to:

               Bass, Berry & Sims PLC
               315 Deaderick Street, Suite 2700
               Nashville, Tennessee 37238
               Attn: Leigh Walton

     SECTION 10.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts (including by means of telecopied signature pages or signature pages sent electronically in a .pdf format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 10.5 ENFORCEABILITY AND SEVERABILITY. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal, or unenforceable in any proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been


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

originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     SECTION 10.6 GOVERNING LAW. This Agreement shall be construed in accordance with the internal laws of the State of Louisiana, without regard to conflicts of laws principles.

     SECTION 10.7 ASSIGNMENT. This Agreement shall not be assignable or delegated by any Party without the prior written consent of the others; provided, however, that any Party may, without the written consent of the others, (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder. Absent an explicit written agreement among the Parties to the contrary, any assignment, delegation, or designation shall not release a Party from any of its obligations under this Agreement, and the delegating or designating Party shall remain liable, jointly, severally, and in solido, with any delegate or designee with respect to all obligations of the delegating or designating Party under this Agreement. Any purported assignment, delegation, or designation in violation of this Section is void.

     SECTION 10.8 EXPENSES. Each Party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

     SECTION 10.9 SURVIVAL OF AGREEMENTS. All representations and warranties made herein or in any other agreement, certificate, or instrument delivered to any Party pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement as set forth in Article 8 hereof. Such representations and warranties shall survive until the time specified herein in full force and effect notwithstanding any investigation by the Party relying upon them.

     SECTION 10.10 PARTIES IN INTEREST. All representations, covenants, and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not.

     SECTION 10.11 REMEDIES. All remedies for breach of this Agreement shall be cumulative, except that indemnification under Article 8 shall be the exclusive remedy for all liabilities, losses, damages, diminution in value, costs, and expenses for which an indemnification claim can be properly made under Sections 8.1(a) or 8.2(a) (disregarding, for purposes of making this determination, the limitations of Section 8.3).

     SECTION 10.12 THIRD PARTIES. Except as specifically provided herein, this Agreement does not and is not intended to create any rights in any person or entity which is not a Party to this Agreement.

     SECTION 10.13 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, and the Confidentiality Agreement constitute the sole and entire agreements and understandings of the Parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are incorporated herein by reference.

     SECTION 10.14 SPECIFIC PERFORMANCE. Sellers agree that Buyer shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the obligations of Sellers hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. Furthermore, Buyer agrees that Sellers shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and the obligations of Buyer hereunder, either jointly or severally, not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The Parties acknowledge and agree that any breach of any post-Closing covenant by any Party will necessarily result in at least some irreparable injury.

     SECTION 10.15 HEADINGS; CONSTRUCTION. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All Exhibits and Schedules to this Agreement are incorporated into and constitute an integral part of this Agreement as if fully set forth herein. All words used in this Agreement will be construed to be of such gender or number as the context requires. All references to documents, instruments or agreements will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

     SECTION 10.16 TAX AND MEDICARE ADVICE AND RELIANCE. Except as set forth in this Agreement, none of the Parties (nor any of the Parties' respective counsel, accountants or other representatives) has made or is making any representation to any other Party (or to any other Party's counsel, accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable tax laws or under the laws governing the Medicare program. Except as expressly provided in this Agreement, each Party has relied solely upon the tax and Medicare advice of its own employees or of representatives engaged by such Party and not on any such advice provided by any other Party hereto.

                  [remainder of page intentionally left blank]

                            [signature page follows]

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement to be effective as of the day and year first written above.

                                       GLENWOOD REGIONAL MEDICAL CENTER


                                       By: /s/ David Norris
                                           -------------------------------------
                                       Print Name: David Norris
                                       Title: Chairman of the Board of Directors


                                       GLENWOOD HEALTH SERVICES, INC.


                                       By: /s/ Charles Scott
                                           -------------------------------------
                                       Print Name: Charles Scott
                                       Title: President and CEO


                                       HOSPITAL SERVICE DISTRICT NO. 1 OF THE
                                       PARISH OF OUACHITA, STATE OF LOUISIANA


                                       By: /s/ Violet L. Liner
                                           -------------------------------------
                                       Print Name: Violet L. Liner
                                       Title: Chairman of the Board of
                                              Commissioners


                                       IASIS GLENWOOD REGIONAL MEDICAL CENTER,
                                       L.P.

                                       BY: IASIS HEALTHCARE HOLDINGS, INC.,
                                           GENERAL PARTNER


                                       By: /s/ Frank A. Coyle
                                           -------------------------------------
                                       Print Name: Frank A. Coyle
                                       Title: Secretary and General Counsel


                   Signature Page to Asset Purchase Agreement

                                       IASIS HEALTHCARE LLC
                                       (SOLELY FOR PURPOSES OF SECTION 7.2)


                                       By: /s/ David R. White
                                           -------------------------------------
                                       Print Name: David R. White
                                       Title: Chief Executive Officer

                   Signature Page to Asset Purchase Agreement

                                    EXHIBIT A

                                  DEFINED TERMS

INDEX OF TERMS DEFINED ELSEWHERE IN THIS AGREEMENT

TERM                                                                  SECTION
----                                                               -------------
AAA ............................................................           8.9.1
Accounts Receivable ............................................           1.1.5
Acquired Assets ................................................             1.1
Agreement ......................................................        Preamble
Arbitration Claim ..............................................           8.9.2
Assignment and Assumption Agreements ...........................          5.13.2
Assumed Contracts ..............................................           1.1.3
Assumed Liabilities ............................................             1.3
Audited Financial Statements ...................................           2.7.1
Basket .........................................................           8.3.2
Buyer ..........................................................        Preamble
Buyer Indemnified Parties ......................................             8.1
Buyer's Closing Documents ......................................             6.6
Capital Expenditures Budget ....................................           4.1.1
Cash Purchase Price ............................................           1.5.2
Certification ..................................................            4.16
Certification Date .............................................            4.16
Closing ........................................................             1.6
Closing Date ...................................................             1.6
Closing Deadline ...............................................           9.1.5
Closing Payment Certificate ....................................           1.5.1
Closing Statement ..............................................         1.5.3.1
Collection Period ..............................................           1.5.4
Company Transaction ............................................             4.6
Competing Business .............................................           7.3.2
Confidential Information .......................................            7.13
Deed ...........................................................          5.13.3
ERISA ..........................................................          2.14.1
Excluded Assets ................................................             1.2
Excluded Contracts .............................................           1.2.4
Excluded Liabilities ...........................................             1.4
Excluded Records ...............................................           1.2.6
Final Adjustment Amount ........................................         1.5.3.2
Financial Statements ...........................................           2.7.1
GHS ............................................................        Preamble
Government Reimbursement Programs ..............................          2.19.1
GRMC ...........................................................        Preamble
Hospital Lease .................................................           4.8.8

HSD ............................................................        Preamble
IASIS ..........................................................        Preamble
Indemnification Cap ............................................           8.3.3
Indemnified Person .............................................           8.4.1
Indemnifying Person ............................................           8.4.1
Independent Auditor ............................................         1.5.3.1
Initial Capital Expenditure Commitment .........................    Schedule 7.1
Insurance Proceeds .............................................          1.1.13
Intellectual Property ..........................................          1.1.10
Interim Balance Sheet ..........................................           2.7.1
Interim Balance Sheet Date .....................................           2.7.1
JCAHO ..........................................................          2.19.2
Leased Real Property ...........................................           1.1.4
LHSI ...........................................................            7.21
License ........................................................           1.1.6
Licenses .......................................................           1.1.6
Listed Accounts Receivable .....................................           1.5.4
Losses .........................................................             8.1
Mass Layoff ....................................................          4.12.1
Material Personal Property .....................................             2.4
Minimum Investment Requirement .................................             8.8
Net Proceeds Recipient Party ...................................            7.15
NLCHI Adjustment ...............................................   Schedule 5.16
NLPHO ..........................................................   Schedule 5.16
Objection ......................................................           4.8.3
Objections Statement ...........................................         1.5.3.1
Owned Real Property ............................................           1.1.2
Payors .........................................................          2.19.1
Permissible Charitable Programs ................................           7.3.2
Permitted Real Property Encumbrances ...........................           4.8.6
Personal Property ..............................................           1.1.1
Plant Closing ..................................................          4.12.1
Pre-Closing Financial Statements ...............................           2.7.1
Preliminary Net Working Capital Amount .........................           1.5.1
Prepaid Expenses ...............................................           1.1.8
Prime Rate .....................................................         1.5.3.2
Purchase Price .................................................           1.5.2
Purchased Inventory ............................................           1.1.7
Real Property ..................................................           1.1.4
Real Property Leases ...........................................           1.1.4
Related Person .................................................            2.18
Relevant Parcels ...............................................          5.14.5
Restricted Area ................................................           7.3.2
Restricted Period ..............................................           7.3.1
Schedule Completion Date .......................................            4.15
Secured Lenders ................................................          5.14.2

Seller Benefit Arrangements ....................................          2.14.1
Seller ERISA Plans .............................................          2.14.1
Seller Indemnified Parties .....................................             8.2
Seller JV Entities .............................................          1.1.11
Seller Non-Distribution Period .................................            7.15
Sellers' Closing Documents .....................................            5.13
Sellers ........................................................        Preamble
Sellers' Cost Reports ..........................................             7.8
Stated Amount ..................................................           1.5.2
Stated Date ....................................................   Schedule 5.16
Tax Returns ....................................................            2.12
Third-Party Claim ..............................................           8.4.1
Title Commitment Update ........................................           4.8.3
Title Review Date ..............................................           4.8.3
Title Update Review Period .....................................           4.8.3
Transferred Employees ..........................................          4.12.2
Transferred Records ............................................           1.1.9
Unaudited Financial Statements .................................           2.7.1
Uncollected Accounts ...........................................           1.5.4

     For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Exhibit A:

     "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

     "ACQUIRED BUSINESSES" means the businesses and operations of Sellers, including the Facilities and other Acquired Assets.

     "AFFILIATE" or "AFFILIATED PERSONS" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

     "CIRCLE DRIVE LOTS" means those lots of the HSD Owned Real Property that are designated as Parcel E.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMONLY CONTROLLED ENTITY" means any corporation, trade, business or entity under common control with a Seller within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA.

     "CONFIDENTIALITY AGREEMENT" means that certain confidentiality agreement dated as of February 10, 2006 by and between IASIS and GRMC.

     "CONTRACT" means any contract or agreement (whether written or oral) (a) under which any Seller has or may acquire any rights or benefits, (b) under which any Seller has or may become subject to any obligation or liability, or
(c) by which any Seller or any of the assets owned or used by any Seller is or may become bound (and includes, without limitation, the Real Property Leases).

     "DISCLOSURE SCHEDULE" means the set of all schedules of this Agreement.

     "EMPLOYEE BENEFIT PLAN" or "PLAN" means any Seller Benefit Arrangement or Seller ERISA Plan.

     "ENCUMBRANCE" means any charge, claim, equitable interest, lien, encumbrance, option, pledge, security interest, mortgage, encroachment, obligation to offer or transfer, right of first refusal or first option on transfer, or restriction of any kind.

     "ENVIRONMENTAL LAWS" means all Legal Requirements concerning Hazardous Materials, pollution or protection of the environment (including, without limitation, soil, air, water and groundwater).

     "FACILITIES" means the Hospital and any other healthcare facilities operated by any Seller.

     "GAAP" means United States generally accepted accounting principles, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any federal, state, local or municipal court, legislature, quasi-governmental, executive or regulatory authority, agency or commission, or other governmental entity, authority or instrumentality.

     "HAZARDOUS MATERIALS" means any (a) pollutant, contaminant, waste, petroleum, petroleum products, asbestos or asbestos-containing material, radioactive materials, polychlorinated biphenyls, mold, urea formaldehyde and radon gas, and (b) any other chemicals, materials or substances defined or regulated as "hazardous waste," "hazardous material," "hazardous substance," "biohazardous waste," "biomedical waste," "medical waste," "sharps," "contaminant," "pollutant," "toxic waste," "toxic substance" or words of similar import under any Environmental Law.

     "HOSPITAL" means the acute care hospital operated by GRMC as of the date hereof.

     "HSD OWNED REAL PROPERTY" means the Owned Real Property owned by HSD as described on Schedule 1.1.2.

     "HSD VENDORS" means the Persons who, as vendors, conveyed the HSD Owned Real Property to the HSD, or their respective heirs and successors in interest.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INDEBTEDNESS" means, without duplication, the sum of (i) all obligations of Sellers for borrowed money and any accrued interest or prepayment premiums related thereto, (ii) all obligations of Sellers as lessee or lessees under Assumed Contracts that have been recorded as capital leases in accordance with GAAP and (iii) all payment obligations under any interest rate swap agreements or interest rate hedge agreements to which any Seller is party.

     "KNOWLEDGE OF SELLER" (or similar expressions) shall mean the actual knowledge of the members of the Board of Directors of the Hospital, and any other individual who holds any of the following titles between the date hereof and the Closing: Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chief Nursing Officer, Chief Compliance Officer, and Vice President of Operations. The identities of the current officers of GRMC, and the office each holds, are as follows:

          Chairman                       Hon. David Norris
          Vice Chairman                  Bill Holdman
          Treasurer                      Susan Hoffmann
          President and CEO              Charles Scott
          Secretary                      Jan Corder
          Assistant Secretary            Mary Kiethley
          Chief Operating Officer        None
          Chief Financial Officer        Loren Chandler
          Chief Nursing Officer          Darline Smith
          Chief Compliance Officer       Philip Sivils
          Vice President of Operations   Lori Quinn and Brian Spraberry

     "LEGAL REQUIREMENTS" means any federal, state, local or municipal laws, ordinances, codes, regulations or other legal requirements.

     "MATERIAL ADVERSE EFFECT" means any circumstance or event that has, or is reasonably likely to have (i) a material adverse effect on the business, assets, results of operations or financial condition of GRMC and GHS, taken as a whole, or (ii) a material adverse effect on the ability of Sellers to perform their obligations hereunder.

     "MATERIAL SELLER CONTRACT" means any of the following Contracts (whether written or oral):

                    (i) any contract or agreement having a value per contract of, or involving payments by or to any Seller of, at least (x) $50,000 on an annual basis, or (y) $100,000 in the aggregate;

                    (ii) any joint venture, partnership or other similar contract or agreement involving co-investment with a third party to which any Seller is a party;

                    (iii) any employment, non-competition or severance contract or agreement of any Seller with any employee of a Seller;

                    (iv) any contract or agreement of any Seller with any labor union, including any collective bargaining agreements;

                    (v) any contract or agreement with a physician or other healthcare provider, Government Reimbursement Program, or other Payor;

                    (vi) any note, indenture, loan agreement, credit agreement, financing agreement, or other evidence of indebtedness relating to the borrowing of money by any Seller, any guaranty made by any Seller in favor of any Person, or any letter of credit issued for the account of any Seller;

                    (vii) any contract or agreement containing covenants that in any way purport to restrict the business activity of any Seller or limit the freedom of any Seller to engage in any line of business or to compete with any Person;

                    (viii) any contract or agreement involving the sale of any assets of any Seller, or the acquisition of any assets of any Seller (whether by merger, sale of stock, sale of assets, or otherwise), for consideration of at least $100,000;

                    (ix) any Real Property Lease of any Seller;

                    (x) any other contract or agreement material to the operations of any Seller; and

                    (xi) each amendment, supplement, and modification in respect of any of the foregoing.

     "NET WORKING CAPITAL" means the result of (i) all current assets of GRMC and GHS included in the Acquired Assets minus (ii) all current liabilities (excluding Indebtedness) of GRMC and GHS, in each case determined in accordance with GAAP applied on a basis consistent with Sellers' Accounting Practices and Procedures, to the extent consistent with GAAP; provided that, notwithstanding anything herein to the contrary, in no event will the determination of "Net Working Capital" include deferred tax assets, deferred tax liabilities or known or unknown claims payable, or amounts in respect of general liability, professional liability or workers compensation liability.

     "NET WORKING CAPITAL AMOUNT" means the Net Working Capital of GRMC and GHS as of 11:59 p.m. (local time) on the day immediately preceding the Closing Date.

     "NLCI AND GHH" mean Northeast Louisiana Cancer Institute, LLC ("NLCI") and Glenwood Home Health ("GHH"). GHH means the trade name "Glenwood Home Health," the term used to mean and describe those Seller JV Entities, LHCGV, LLC, and Patient's Choice Hospice and Palliative Care of Louisiana, LLC.

     "ORDER" means any order, injunction, judgment, decree, ordinance, ruling or assessment of any Governmental Authority.

     "PARTIES" means Sellers, on the one hand, and Buyer and solely for purposes of Section 7.2, IASIS, on the other hand.

     "PERSON" means any individual, partnership, limited partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Authority.

     "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private).

     "PUBLIC INTEREST COVENANTS" means the covenants in Schedule 7.1.

     "SECTION 1338" means La. R.S. Section 41:1338, as in effect as of the Closing.

     "SELLERS' ACCOUNTING PRACTICES AND PROCEDURES" means the customary accounting methods, policies, practices and procedures, including classification and estimation methodology, used by GRMC and GHS in the preparation of the Audited Financial Statements and Unaudited Financial Statements.

     "SPECIALTY HOSPITAL" means a subsection (d) hospital (as defined in section 1886(d)(1)(B) of the Social Security Act (which is codified at 42 U.S.C. 1395ww(d)(1)(B)) that is primarily or exclusively engaged in the care and treatment of one of the following: Patients with a cardiac condition; patients with an orthopedic condition; patients receiving a surgical procedure; or any other specialized category of services that the Secretary of Health and Human Services designates as inconsistent with the purpose of permitting physician ownership and investment interests in a hospital.

     "SURVEYS" means current surveys of each parcel, either individually or collectively as appropriate under the circumstances, of Owned Real Property being conveyed to Buyer hereunder certified to the Buyer and any lender Buyer may designate, prepared by a surveyor licensed in the State of Louisiana and reasonably acceptable to Buyer, conforming to current ALTA Minimum Detail Requirements for land title surveys, disclosing the location of all Improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads.

     "TARGET NET WORKING CAPITAL AMOUNT" means $12,731,251.00.

     "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "TITLE COMMITMENT" means a title insurance commitment for an owner's policy of title insurance for fee or leasehold interest to be issued by the Title Company.

     "TITLE COMPANY" shall mean Lawyer's Title Insurance Company, or other nationally recognized title insurance company reasonably acceptable to Buyer.

     "TITLE POLICY" shall mean an Owner's Policy of Title Insurance insuring good and marketable title to the Owned Real Property owned by Sellers and conveyed to Buyer hereunder, in the name of Buyer, issued by the Title Company with liability in the amount as Buyer may reasonably determine to be the fair market value of such Owned Real Property, dated as of the Closing Date.